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           REVOLVING CREDIT AND GUARANTY AGREEMENT
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                          Among

      ALLIANCE ENTERTAINMENT CORP., a Debtor-in-Possession,

                        as Borrower

                            and

          THE SUBSIDIARIES OF THE BORROWER NAMED HEREIN,

                        as Guarantors

                             and

                   THE BANKS PARTY HERETO,


                             and

                   THE CHASE MANHATTAN BANK,

                           as Agent


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                   Dated as of July 17, 1997
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

                     REVOLVING CREDIT AND GUARANTY AGREEMENT

                                TABLE OF CONTENTS

                                    Page No.

INTRODUCTORY STATEMENT....................................................1
         SECTION 1.  DEFINITIONS..........................................3
                  SECTION 1.1.  Defined Terms.............................3
                  SECTION 1.2.  Terms Generally..........................20
         SECTION 2.  AMOUNT AND TERMS OF CREDIT..........................21
                  SECTION 2.1.  Commitment of the Banks..................21
                  SECTION 2.2.  Borrowing Base...........................22
                  SECTION 2.3.  Letters of Credit........................23
                  SECTION 2.4.  Issuance. ...............................25
                  SECTION 2.5.  Nature of Letter of
                                Credit Obligations Absolute..............25
                  SECTION 2.6.  Making of Loans..........................25
                  SECTION 2.7.  Notes; Repayment of Loans................27
                  SECTION 2.8.  Interest on Loans........................27
                  SECTION 2.9.  Default Interest.........................27
                  SECTION 2.10. Optional Termination or Reduction of
                                Commitment; Mandatory Reduction of
                                Commitment...............................28
                  SECTION 2.11. Alternate Rate of Interest...............28
                  SECTION 2.12. Refinancing of Loans.....................28
                  SECTION 2.13. Mandatory Prepayment; Commitment
                                Termination; Cash Collateral.............30
                  SECTION 2.14. Optional Prepayment of Loans;
                                Reimbursement of Banks...................31
                  SECTION 2.15. Reserve Requirements; Change
                                in Circumstances.........................32
                  SECTION 2.16. Change in Legality.......................34
                  SECTION 2.17. Pro Rata Treatment, etc..................35
                  SECTION 2.18. Taxes....................................35
                  SECTION 2.19. Certain Fees.............................38
                  SECTION 2.20. Commitment Fee...........................38
                  SECTION 2.21. Letter of Credit Fees....................38
                  SECTION 2.22. Nature of Fees...........................38
                  SECTION 2.23. Priority and Liens.......................39
                  SECTION 2.24. Right of Set-Off.........................41
                  SECTION 2.25. Security Interest in Letter of Credit
                                Account..................................41
                  SECTION 2.26. Payment of Obligations...................42
                  SECTION 2.27. No Discharge; Survival of Claims.........42
         SECTION 3.  REPRESENTATIONS AND WARRANTIES......................42
                  SECTION 3.1.  Organization and Authority...............42
                  SECTION 3.2.  Due Execution............................42
                  SECTION 3.3.  Statements Made..........................43
                  SECTION 3.4.  Financial Statements.....................43
                  SECTION 3.5.  Ownership................................44
                  SECTION 3.6.  Liens....................................44
                  SECTION 3.7.  Compliance with Law......................44
                  SECTION 3.8.  Insurance................................45
                  SECTION 3.9.  The Order................................45
                  SECTION 3.10. Use of Proceeds..........................45
                  SECTION 3.11. Store Locations..........................46
                  SECTION 3.12. Litigation...............................46
         SECTION 4.  CONDITIONS OF LENDING...............................46
              SECTION 4.1. Conditions Precedent to Initial Loans
                                and Initial Letters of Credit............46
                  SECTION 4.2.  Conditions Precedent to Each Loan and
                                  Each Letter of Credit..................50

         SECTION 5.  AFFIRMATIVE COVENANTS...............................51
                  SECTION 5.1.  Financial Statements, Reports, etc.......51
                  SECTION 5.2.  Corporate Existence......................53
                  SECTION 5.3.  Insurance................................53
                  SECTION 5.4.  Obligations and Taxes....................54
                  SECTION 5.5.  Notice of Event of Default, etc..........54
                  SECTION 5.6.  Borrowing Base Certificate...............54
                  SECTION 5.7.  Access to Books and Records..............54
                  SECTION 5.8.  Business Plan............................55
                  SECTION 5.9.  Concentration and Disbursement Accounts..55
                  SECTION 5.10. Employee Benefits........................55
                  SECTION 5.11. Repayment of Pre-Petition Real
                                   Estate Loans..........................56
                  SECTION 5.12. Post-Closing Date Obligations............56
                  SECTION 5.13. Pre-Petition Letters of Credit...........56
         SECTION 6.  NEGATIVE COVENANTS..................................57
                  SECTION 6.1.  Liens and Reclamation Claims.............57
                  SECTION 6.2.  Merger, etc..............................57
                  SECTION 6.3.  Indebtedness.............................57
                  SECTION 6.4.  Capital Expenditures.....................58
                  SECTION 6.5.  EBITDA...................................58
                  SECTION 6.6.  Inventory................................58
                  SECTION 6.7.  Guarantees and Other Liabilities.........59
                  SECTION 6.8.  Chapter 11 Claims........................59
                  SECTION 6.9.  Dividends; Capital Stock.................59
                  SECTION 6.10. Transactions with Affiliates.............60
                  SECTION 6.11. Investments, Loans and Advances..........60
                  SECTION 6.12. Disposition of Assets....................60
                  SECTION 6.13. Nature of Business.......................61
         SECTION 7.  EVENTS OF DEFAULT...................................61
                  SECTION 7.1.  Events of Default........................61
         SECTION 8.  THE AGENT...........................................66
                  SECTION 8.1.  Administration by Agent..................66
                  SECTION 8.2.  Advances and Payments....................66
                  SECTION 8.3.  Sharing of Setoffs.......................66
                  SECTION 8.4.  Agreement of Required Banks..............67
                  SECTION 8.5.  Liability of Agent.......................68
                  SECTION 8.6.  Reimbursement and Indemnification........68
                  SECTION 8.7.  Rights of Agent..........................69
                  SECTION 8.8.  Independent Banks........................69
                  SECTION 8.9.  Notice of Transfer.......................69
                  SECTION 8.10. Successor Agent..........................69
         SECTION 9.  GUARANTY............................................70
                  SECTION 9.1.  Guaranty.................................70
                  SECTION 9.2.  No Impairment of Guaranty................71
                  SECTION 9.3.  Subrogation..............................71
         SECTION 10.  MISCELLANEOUS......................................72
                  SECTION 10.1.  Notices.................................72
                  SECTION 10.2.  Survival of Agreement, Representations
                                   and Warranties, etc...................73
                  SECTION 10.3.  Successors and Assigns..................73
                  SECTION 10.4.  Confidentiality.........................76
                  SECTION 10.5.  Expenses; Documentary Taxes.............76
                  SECTION 10.6.  Indemnity...............................77
                  SECTION 10.7.  CHOICE OF LAW...........................78
                  SECTION 10.8.  No Waiver...............................78
                  SECTION 10.9.  Extension of Maturity...................78
                  SECTION 10.10. Amendments, etc.........................78
                  SECTION 10.11. Severability............................80
                  SECTION 10.12. Headings................................80
                  SECTION 10.13. Execution in Counterparts...............80
                  SECTION 10.14. Prior Agreements........................80
                  SECTION 10.15. Further Assurances......................80
                  SECTION 10.16. WAIVER OF JURY TRIAL....................80

        SIGNATURES..........................................................

         ANNEX A           -       Commitment Amounts

         EXHIBIT A-1       -       Form of Interim Order

         EXHIBIT A-2       -       Form of Final Order

         EXHIBIT B         -       Form of Security and Pledge Agreement

         EXHIBIT C         -       Form of Opinion of Counsel to Borrower

         EXHIBIT D         -       Form of Assignment and Acceptance

         EXHIBIT E         -       Form of Borrowing Base Certificate

         SCHEDULE 1.1      -       Existing Agreements

         SCHEDULE 3.4      -       Material Adverse Changes

         SCHEDULE 3.5      -       Subsidiaries

         SCHEDULE 3.6      -       Pre-Petition Liens

         SCHEDULE 3.6(b)   -       Primed Lenders

         SCHEDULE 3.11     -       Litigation

         SCHEDULE 3.12     -       Ad Valorem Taxes

         SCHEDULE 3.13-    -       Additional Vendors

         SCHEDULE 6.12     -       Assets to be Sold

                    REVOLVING CREDIT AND GUARANTY AGREEMENT
                            Dated as of July 17, 1997

         REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of July 17, 1997 among Alliance Entertainment Corp., a Delaware corporation (the "Borrower"), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, each of the Subsidiaries of the Borrower designated as a Guarantor on Schedule 3.5 hereto (each a "Guarantor" and collectively, the "Guarantors"); each of which Guarantors referred to in this paragraph is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Case" and collectively, the "Cases"), THE CHASE MANHATTAN BANK ("Chase") each of the other financial institutions from time to time party hereto (together with Chase, the "Banks"), and THE CHASE MANHATTAN BANK, as administrative and collateral agent (in such capacity, the "Agent") for the Banks.


                              INTRODUCTORY STATEMENT

         On July 14, 1997, the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

         The Borrower has applied to the Banks for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $50,000,000 (subject to mandatory and optional reductions in accordance with Sections 2.10 and 2.13), all of the Borrower's obligations under which are guaranteed by the Guarantors.

         The proceeds of the Loans will be used to provide working capital for other general corporate purposes of, the Borrower and the Guarantors (including for the making of permitted intercompany loans and advances to the Guarantors and for Capital Expenditures), the payment of expenses included in the Carve-Out and the making of certain indemnification payments.

         To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Borrower and the Guarantors will provide to the Agent and the Banks the following (each as more fully described herein):

                           (a) a guaranty from each of the Guarantors of the due and punctual payment and performance of the Obligations of the Borrower hereunder;

                           (b) with respect to the Obligations of the Borrower and the Guarantors hereunder, an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;

                           (c) with respect to the Obligations of the Borrower and the Guarantors, a perfected first priority Lien, pursuant to
         Section 364(c)(2) of the Bankruptcy Code, upon (x) all unencumbered property of the Borrower and the Guarantors and (y) all cash and cash equivalents in the Letter of Credit Account;

                           (d) with respect to the Obligations of the Borrower and the Guarantors, a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors (other than the property that is subject to the valid and perfected Liens that currently secure the Borrower's and Guarantors' pre-petition Indebtedness under the Existing Agreements and Liens in favor of the Primed Vendors (as hereinafter defined)) that is subject to valid and perfected Liens in existence on the Filing Date and subject to other Permitted Liens, junior to such valid and perfected Liens; and

                           (e) with respect to the Obligations of the Borrower and the Guarantors, a perfected first priority priming Lien, pursuant to Section 364(d)(1) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors (including, without limitation, Receivables, Inventory, intellectual property, the capital stock of all of the Subsidiaries of the Borrower and all proceeds thereof) that is subject to the existing Liens of the Primed Vendors (as hereinafter defined) in Inventory of the Borrower and certain of the Guarantors and to the existing Liens that presently secure the Borrower's and Guarantors' pre-petition Indebtedness under the Existing Agreements and any Liens granted after the Filing Date to provide adequate protection in respect thereof, which Lien in favor of the Agent and the Banks shall be senior in all respects to all of such existing Liens and to any Liens granted after the Filing Date to provide adequate protection in respect thereof.

                  All of the claims and the Liens (a) granted hereunder or in any other Loan Document (notwithstanding any provision to the contrary in any Loan Document) in the Cases to the Agent and the Banks shall (insofar as claims against and assets of the Borrower and the Guarantors are concerned) and (b) all replacement Liens and claims provided for in the Orders, shall be subject to the Carve-Out and the Permitted Liens and indemnification payments provided for in
Section 6.7(iii) and shall not attach to the Consignor Property to the extent provided in Section 2.23 and the Orders.

                  Accordingly, the parties hereto hereby agree as follows:

SECTION 1.           DEFINITIONS.

         SECTION 1.1.        Defined Terms.

                  As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Section 2.

                  "Accessory Inventory" shall mean Categories 22 through 99 as historically indicated on One Stop's or One Way's (as applicable) Inventory Total Report by Category.

                  "Account Receivable" shall mean any right to payment for goods sold, regardless of how such right is evidenced and whether or not it has been earned by performance.

                  "Accrued Returns Reserve" shall mean Percentage of Actual Returns multiplied by the gross sales for the immediately preceding three months.

                  "Additional Credit" shall have the meaning set forth in
Section 4.2(d).

                  "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of
(a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Advertising Due Customer Reserve" shall be determined in accordance with One Stop's or One Way's (as applicable) historical accounting practices.

                  "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" shall have the meaning set forth in the Introduction.

                  "Agreement"  shall mean this  Revolving  Credit  and  Guaranty
Agreement  as  the  same  may  from  time  to  time  be  amended,   modified  or
supplemented.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "Base CD Rate" shall mean the sum of (a) the quotient of (i) the Three-Month Secondary CD Rate divided by (ii) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Amounts" shall have the meaning given such term in Section 2.18(a).

                  "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Agent's domestic offices.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit D.

                  "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York, or any other court, having jurisdiction over the Cases from time to time.

                  "Banks" shall have the meaning set forth in the Introduction.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" shall have the meaning set forth in the Introduction.

                  "Borrowing" shall mean the incurrence of Loans of a single Type made from all the Banks on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to
Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

                  "Borrowing Base" shall mean, at any time, an amount equal to the sum of (i) eighty-five percent (85%) of (a) the face amount of all Accounts Receivable which are Eligible Accounts of One Stop minus the applicable (b) Dilution Reserve at such time, (c) Accrued Returns Reserve, (d) Customer Volume Discount Reserve and (e) Advertising Due Customer Reserve plus (ii) __% of (a) the face amount of all Accounts Receivable which are Eligible Accounts of One Way minus the applicable (b) Dilution Reserve at such time, (c) Accrued Returns Reserve, (d) Customer Volume Discount Reserve and (e) Advertising Due Customer Reserve plus (iii) 50% of Eligible Inventory owned by One Stop as of such date plus (iv) 30% of the Eligible Inventory owned by One Way as of such date plus
(v) for One Stop only, 30% of Estimated Inventory to be Returned at Cost. The Borrowing Base at any time shall be determined by reference to the Borrowing Base Certificate most recently delivered according to Section 5.6.

                  "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit E, executed and certified by a Financial Officer of the Borrower, and accompanied by appropriate supporting documentation that verifies the amounts shown thereon.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

                  "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during such period and including that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of the Borrower and the Guarantors) net of cash amounts received by the Borrower and the Guarantors from other Persons during such period in reimbursement of Capital Expenditures made by the Borrower and the Guarantors, excluding interest capitalized during construction, by the Borrower and the Guarantors during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Guarantors (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any of the Guarantors to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

                  "Capitalized Lease" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

                  "Carve-Out" shall have the meaning set forth in Section 2.23.

                  "Cases" shall mean the Chapter 11 Cases of the Borrower and each of the Guarantors pending in the Bankruptcy Court.

                  "Chase" shall have the meaning set forth in the Introduction.

                  "Closing Date" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.1 have been satisfied or waived, which date shall occur promptly upon the entry of the Interim Order, but no later than July 24, 1997.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall mean, collectively, the Collateral under the Security and Pledge Agreement, and the real estate collateral described in
Section 2.23.

                  "Commitment" shall mean, with respect to each Bank, the commitment of each Bank hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Sections 2.10 and 2.13.

                  "Commitment Fee" shall have the meaning set forth in Section 2.20.

                  "Commitment Letter" shall mean that certain Commitment Letter dated July 13, 1997 among the Agent, Chase Securities Inc. and the Borrower.

                  "Commitment Percentage" shall mean at any time, with respect to each Bank, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

                  "Consummation Date" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code including the effective date of a Reorganization Plan) of a Reorganization Plan of the Borrower or any of the Guarantors (other than the Red Ant Entities) which is confirmed pursuant to an order of the Bankruptcy Court.

                  "Consignor Property" shall have the meaning set forth in
Section 2.23.


                  "Customer Volume Discount Reserve" shall be determined in accordance with One Stop's or One Way's (as applicable) historical accounting practices.

                  "Dilution Factor" shall mean the Dilution Percentage minus the Percentage of Actual Returns. In no event shall the Dilution Factor be negative. If the calculation results in a negative number, the minimum Dilution Factor of 3% is to be used.

                  "Dilution  Percentage"  shall mean with respect to any period,
(a) the aggregate amount of all non-cash deductions, negative contractual and other adjustments, credit memos and write-off with respect to Accounts Receivable during the immediately preceding 3 month period, divided by (b) total gross sales of One Stop and One Way (as applicable) for the immediately preceding 3 month period.

                  "Dilution Reserve" shall mean, as of any date, (a) the Dilution Factor multiplied by (b) the Eligible Accounts before applying the Accrued Returns Reserve, the Customer Volume Discount Reserve, and the Advertising Due Customer Reserve on such date.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "EBITDA" shall mean, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Borrower and its Subsidiaries (other than Indi, Castle Communications (U.S.), Inc., Passport Music Distribution, Inc., Passport Music Worldwide, Inc. and the Red Ant Entities) for such period, plus (a) the sum of (i) depreciation expense,
(ii) amortization expense, (iii) other non-cash charges, (iv) a provision for non-cash foreign exchange adjustments to net income, (v) net total Federal, state, local and foreign tax expense, (vi) gross interest expense for such period less gross interest income for such period, (vii) extraordinary losses,
(viii) any non-recurring charge or restructuring charge which in accordance with GAAP is excluded from operating income, (ix) the cumulative effect of any change in accounting principles, (x) "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") as shown on the Borrower's consolidated statement of income for such period less (b) extraordinary gains plus or minus
(c) the amount of cash received or expended in such period in respect of any amount which, under clause (viii) above, was taken into account in determining EBITDA for such or any prior period.

                 "Eligible Account" shall mean an Account Receivable owing to One Stop or One Way now existing or hereafter arising, which Account Receivable met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

     (1) The invoice on such Account Receivable is not more than ninety (90) days (or, in the case of Accounts Receivable in which Barnes & Noble, Inc. or Borders Bookstores, Inc. is the account debtor, 150 days) have elapsed since the invoice on such Account Receivable was issued;

     (2) The Account Receivable arose from the outright sale of goods and such goods have been shipped to the account debtor; such Account Receivable is evidenced by such invoices, shipping documents, or other instruments ordinarily used in the trade; and no return, rejection or repossession has occurred; and such goods or services have been finally accepted by the account debtor without dispute, except for such account debtor's right to return inventory purchased either (a) in the ordinary course of business, or (b) in any one month Inventory with a purchase price of up to fifteen percent (15%) of the purchase price of all Inventory purchased by such account debtor during the immediately preceding month;

     (3) The Account Receivable is not subject to any Lien, including but not limited to, Liens of vendors on the proceeds of goods sold to One Stop and One Way, except (a) Liens in favor of Primed Vendors that are junior and subordinate to the Liens and claims in favor of the Agent, the Banks and the Existing Lenders, (b) Liens in favor of the Existing Lenders, and (c) Liens in favor of the Agent for the benefit of the Banks;

     (4) The Account Receivable is a valid and legally enforceable obligation of the account debtor and is not subject to credit, allowance, defense, offset, counterclaim or adjustment by the account debtor, other than any discount allowed for prompt payment and except for such account debtor's right to return Inventory purchased either (a) in the ordinary course of business, or (b) in any one month Inventory with a purchase price of up to fifteen percent (15%) of the purchase price of all Inventory purchased by such account debtor during the immediately preceding month;

     (5) The Account Receivable arose in the ordinary course of business and no notice or knowledge of the bankruptcy, insolvency, failure, or suspension or termination of business of the account debtor has been received by the Borrower, One Stop or One Way;

     (6) The account debtor is not an Affiliate;

     (7) The account debtor is not a supplier of goods or services, except to the extent such Accounts Receivable are greater than all offsetting claims against such Accounts Receivable;

     (8) The Account Receivable otherwise conforms to all representations, warranties and other provisions of this Agreement and the Security and Pledge Agreement;

     (9) The account debtor is not a cash-on-delivery Account Receivable;

     (10) The account debtor is not a Governmental Authority;

     (11) The account debtor is a resident of the United States, or in the case where the account debtor is not a resident of the United States, the obligations of the account debtor on such Account Receivable is fully secured by either (a) letters of credit denominated in Dollars issued for the benefit of One Stop or One Way (i) by banks either (A) acceptable to the Agent, or (B) with a credit rating of at least "A" by Moody's and (ii) in the form and substance acceptable to the Agent, or (b) acceptable credit insurance policies in form and substance acceptable to the Agent;

     (12) The Account Receivable is not from an account debtor if more than fifty percent (50%) of the aggregate dollar amount of invoices billed with respect to such account debtor is more than 90 days (or, in the case of Account Receivable for which Barnes & Noble, Inc. or Borders Bookstores, Inc. is the account debtor, 150 days) past invoice date;

     (13) If the account debtor owes greater than fifteen percent (15%) (other than with respect to Barnes & Noble, Inc., for which such percentage shall be 25%) of the Dollar value of total Accounts Receivable owed to One Stop and One Way, then all Account Receivable owed by such account debtor in excess of such fifteen percent (15%) or 25% for Barnes & Noble, Inc. limitation shall be ineligible, unless and to the extent such excess is fully secured by a letter of credit denominated in Dollars, issued for the benefit of One Stop or One Way (as applicable) by banks either (a) acceptable to the Agent, or (b) with a credit rating of at least "A" by Moody's or Standard and Poor's on its outstanding long-term debt, and in form and substance acceptable to the Agent;

     (14) Accounts Receivable with respect to which the account debtor is located in New Jersey, Minnesota, Indiana or Tennessee, unless One Stop or One Way (as applicable) (a) has received a certificate of authority to do business and is in good standing in such state, or (b) has filed a Notice of Business Activities Report or similar report with the proper authorities of such state for the then current year; and

     (15) The Agent in its sole discretion has not deemed the Account Receivable to be ineligible for any other reason generally accepted in the commercial finance business as a reason for ineligibility.

                  "Eligible Assignee" shall mean (i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund acceptable to the Agent which in the ordinary course of business extends credit of the type evidenced by the Agreement and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; and (iii) any other financial institution satisfactory to the Borrower and the Agent.

                  "Eligible Inventory" means all Inventory of One Stop and One Way valued in accordance with GAAP and located in the United States of America which is owned by One Stop or One Way and held for sale or under contracts of sale which meet all of the following specifications:

     (1) The Inventory is lawfully owned by One Stop or One Way (as applicable) and is not (a) subject to any Lien, except (i) Liens in favor of Primed Vendors that are junior and subordinate to the Liens and claims in favor of the Agent, the Banks and the Existing Lenders, (ii) Liens in favor of the Existing Lenders and (iii) Liens in favor of the Agent for the benefit of the Banks, and (b) Consignor Property;

     (2) One Stop or One Way (as applicable) has the right of assignment thereof and the power to grant Liens thereon;

     (3) The Inventory arose or was acquired in the ordinary course of business, and no portion thereof represents rejected or damaged goods or goods which have been returned and which are not in the scope of clause (8) below, it being understood that for purposes of this provision it is in the ordinary course of business to acquire Inventory in bulk from other Persons;

     (4) No Account Receivable or document of title has been created or issued with respect to such Inventory;

     (5) The Inventory does not represent work-in-process;

     (6) The Inventory does not represent Return to Vendor Inventory;

     (7) The Inventory is not damaged or unmarketable;

     (8) The Inventory does not represent Accessories Inventory;

     (9) The Inventory is not in transit;

     (10) All such Inventory is covered by insurance in accordance  with Section
5.3 hereof; and

     (11) It is anticipated that the Inventory will be used in the ordinary course of business.

     "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

     "Estimated Inventory to be Returned at Cost" shall mean for One Stop only, the Accrued Returns Reserve multiplied by the cost percentage as calculated for the immediately preceding 12 months.

     "Eurocurrency Liabilities" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

     "Eurodollar  Borrowing"  shall mean a  Borrowing  comprised  of  Eurodollar
Loans.

     "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of
Section 2.

     "Event of Default" shall have the meaning set forth in Section 7.

     "Excess, Obsolete and Slow-move Inventory Reserve" shall be calculated in accordance with One Stop's or One Way's (as applicable) historical accounting practices.

     "Existing Agreements" shall mean the agreements listed on Schedule 1.1 hereto, any notes delivered pursuant thereto, and all of the agreements granting security interests and liens in property and assets of the Borrower and the Guarantors to or for the benefit of the Existing Lenders, including without limitation, the security agreements, pledge agreements, and mortgages listed on
Schedule 1.1 hereto, each of which documents was executed and delivered by the Borrower and (to the extent party thereto) the Guarantors prior to the Filing Date, as each may have been amended or modified from time to time.

     "Existing Lenders" shall mean the financial institutions party to the Existing Agreements.

     "Fees" shall collectively mean the Commitment Fee, Letter of Credit Fees and other fees referred to in Section 2.19.

     "Filing Date" shall mean July 14, 1997.

     "Final Order" shall mean the Final Order of the Bankruptcy Court referred to in Section 4.2(d).

     "Financial Officer" shall mean the Chief Financial Officer, Controller or the Treasurer of the Borrower.

     "Foreign Subsidiaries" shall mean the direct or indirect Subsidiaries of the Borrower set forth on Schedule 3.5 listed under the heading "Foreign Subsidiaries".

     "Fronting Bank" shall mean one or more Banks which Banks shall be reasonably satisfactory to the Borrower) as may agree with the Agent to act in such capacity.

     "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

     "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

     "Guarantors" shall have the meaning set forth in the Introduction.

     "Indebtedness" shall mean, at any time and with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and trade payables, other expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities, (vii) all Indebtedness of others referred to in clauses (i) through
(vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Indi" shall mean Independent National Distributors, Inc., a Delaware corporation.

     "Insufficiency" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

     "Interest Expense" shall mean interest expense as determined in accordance with GAAP.

     "Interest Payment Date" shall mean (i) as to any Eurodollar Loan having an Interest Period of 1 or 3 months, the last day of such Interest Period and (ii) as to all ABR Loans, the last calendar day of each March, June, September and December and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.12.

     "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1 or 3 months thereafter, as the Borrower may elect in the related notice delivered pursuant to Sections 2.6(b) or 2.12; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

     "Interim Order" shall mean the Interim Order of the Bankruptcy Court referred to in Section 4.1(b).

     "Inventory" shall mean all goods held for sale by the Borrower and the Guarantors in the normal course of business; solely in calculating the amount of Inventory for purposes of computing the value of Eligible Inventory but for no other purposes hereunder, there shall be deducted, without duplication, the Excess, Obsolete and Slow-move Inventory Reserve and Inventory Shrink Reserve and such other reserves as may be required by the Agent, in each case as reasonably determined in the discretion of the Agent after consultation with the Borrower.

     "Inventory Shrink Reserve" shall be calculated in accordance with One Stop's or One Way's (as applicable) historical accounting practices.

     "Letter of Credit" shall mean any letter of credit (including in the case of any documentary letters of credit, any related letter of indemnity or other similar credit accommodation) issued pursuant to Section 2.3, which letter of credit shall be (i) a standby or commercial documentary letter of credit, (ii) issued for the general corporate purposes of the Borrower and the Guarantors (other than in connection with the purchase of Inventory, except as may be agreed to by the Agent), (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank.

     "Letter of Credit Account" shall mean the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017 designated as the "Alliance Entertainment Corp. Debtor-in-Possession Letter of Credit Account" or similar title that shall be used solely for the purposes set forth in Sections 2.3(b) and 2.13(a).

     "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.

     "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate stated amount of all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

     "Loan" shall have the meaning given such term in Section 2.1.

     "Loan Documents" shall mean this Agreement, the Security and Pledge Agreement, the Borrowing Base Certificate and any other instrument or agreement executed and delivered in connection herewith (including, without limitation, any mortgage executed pursuant to Section 2.23(b)).

     "Maturity Date" shall mean January 31, 1999.

     "Multiemployer  Plan"  shall  mean a  "multiemployer  plan" as  defined  in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

     "Net Cash Proceeds" shall mean, with respect to the sale of any asset by the Borrower or any Guarantor, the gross amount paid or received by such Person less taxes and the reasonable, usual and customary fees and expenses paid (or to be paid) by such Person in connection with such sales, which fees and expenses (or estimates thereof) shall be set forth on an itemized schedule furnished to the Agent simultaneously upon such sale; provided, that (x) the Borrower shall, promptly upon the request of the Agent, furnish detailed documentation in support of any claimed fee or expense and (y) the Agent shall have the right, at any time, to challenge the appropriateness, reasonableness and amount of any claimed fee or expense.

     "Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, obligations (monetary or otherwise) of the Borrower and the Guarantors to the Banks and the Agent under the Loan Documents.

     "One Stop" shall mean AEC One Stop Group, Inc.

     "One Way" shall mean One Way Records, Inc.

     "Orders" shall mean the Interim Order and the Final Order.

     "Other Taxes" shall have the meaning given such term in Section 2.18.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

     "Pension Plan" shall mean a defined benefit pension or retirement plan which meets and is subject to the requirements of Section 401(a) of the Code.

     "Percentage of Actual Returns" shall mean the sum of actual returns divided by gross sales for the immediately preceding 12 months.

     "Permitted Investments" shall mean:

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

     (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from Standard & Poor's Rating Services or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

     (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent or the bank with whom the Borrower and the Guarantors maintain their cash management system, provided, that if such bank is not a Bank hereunder, such bank shall have entered into an agreement with the Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services or of at least "A2" or the equivalent thereof from Moody's Investors Service, Inc.;

     (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A-2" or the equivalent thereof from Standard & Poor's Ratings Services or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

     (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

     (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above; and

     (g) to the extent owned on the Filing Date, investments in the capital stock of any direct or indirect Subsidiary of the Borrower.

     "Permitted Liens" shall mean (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, customs agents or authorities, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) Liens securing surety and appeal bonds in the ordinary course of business and Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), utility and similar obligations, statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; (v) purchase money Liens upon or in any property (other than Inventory) acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.3(iii) solely for the purpose of financing the acquisition of such property and Capitalized Leases permitted by Section 6.3(iv) and (vi) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (v) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

     "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for current or former employees, or any beneficiary thereof, of the Borrower or any ERISA Affiliate.

     "Prepayment Date" shall mean thirty (30) days after the entry of the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such thirty (30) day period.

     "Pre-Petition Payment" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables arising from the purchase of Inventory not otherwise permitted to be paid under this Agreement.

     "Primed Vendors" shall mean the pre-petition vendors of the Borrower and the Grantors set forth on Schedule 3.6(b).

     "Red Ant Entities" shall mean Red Ant Box, Inc., Red Ant Holdings, Inc., Black Ant Music, Inc., Army Ant Music, Inc., Velvet Ant Music, Inc. and Red Ant LLC.

     "Register" shall have the meaning set forth in Section 10.3(d).

     "Reorganization Plan" shall mean a plan of reorganization in any of the Cases.

     "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan.

     "Required Banks" shall mean, at any time, Banks holding Loans representing at least 51% of the aggregate principal amount of such Loans outstanding or, if no such Loans are outstanding, Banks having Commitments representing at least 51% of the Total Commitment.

     "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "Return to Vendor Inventory" shall mean total amounts from the "Daily Inventory Movement Control, Returns Department" report for Basin Distributors, Abbey Road Distributors, and CD One Stop. Specifically, total amounts of the "Autos Daily Balance" and "SIS Daily Balance". The Autos Daily Balance total is comprised of (i) Open Bin Contents; (ii) Pending Return Stock; (iii) Pending Return Vendor Unassigned; (iv) Status #1, Pending Return Vendor Requested; and
(v) Status #2, Pending Return Vendor Authorized. The Daily Balance total is comprised of (i) Status #1, SIS Vendor Return Requested; and (ii) Status #2, SIS Vendor Return Authorized.

     "Security and Pledge Agreement" shall have the meaning set forth in Section 4.1(c).

     "Statutory Reserves" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is (i) for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more or (ii) for purposes of the definition of Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

     "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Super-majority Banks" shall have the meaning given such term in Section 10.10(b).

     "Superpriority Claim" shall mean a claim against the Borrower and any Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

     "Taxes" shall have the meaning given such term in Section 2.18.

     "Termination Date" shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

     "Total Commitment" shall mean, at any time, the sum of the Commitments at such time.

     "Transferee" shall have the meaning given such term in Section 2.18.

     "Type" when used in respect of any Loan or Borrowing shall refer to the rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

     "Unused Total Commitment" shall mean, at any time, (i) the Total Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

     "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 4, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.4.

SECTION 2.           AMOUNT AND TERMS OF CREDIT.

     SECTION 2.1. Commitment of the Banks.

     (a) Each Bank severally and not jointly with the other Banks agrees, upon the terms and subject to the conditions herein set forth (including, without limitation, the provisions of Section 2.28), to make revolving credit loans (each a "Loan" and collectively, the "Loans") to the Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date (or the earlier date of termination of the Total Commitment) in an aggregate principal amount not to exceed, when added to such Bank's Commitment Percentage of the then aggregate Letter of Credit Outstandings (in excess of the amount of cash then held in the Letter of Credit Account pursuant to Sections 2.3(b) and 2.13(a)), the Commitment of such Bank, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans plus the then aggregate Letter of Credit Outstandings exceed the lesser of (i) the Total Commitment of $50,000,000 as the same may be reduced from time to time pursuant to Sections 2.10 or 2.13, as the case may be, and
(ii) the sum of the Borrowing Base plus cash then held in the Letter of Credit Account pursuant to Sections 2.3(b) and 2.13(a).

     (b) Each Borrowing shall be made by the Banks pro rata in accordance with their respective Commitments; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve the other Banks of their obligations to lend.

     SECTION 2.2. Borrowing Base.

     (a) Notwithstanding any other provision of this Agreement to the contrary, the aggregate principal amount of all outstanding Loans plus the then aggregate Letter of Credit Outstandings (less an amount equal to the face amount of Letters of Credit which have been cash collateralized through the deposit of cash in the Letter of Credit Account pursuant to Section 2.3(b) or 2.13(a)) shall not at any time exceed the Borrowing Base and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

     (b) Cash held in the Letter of Credit Account shall not be available for use by the Borrower or any Guarantor, whether pursuant to Section 363 of the Bankruptcy Code or otherwise.

     SECTION 2.3. Letters of Credit.

     (a) Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein (including, without limitation, Section 4.2(e)), such Fronting Bank shall issue, for the account of the Borrower one or more Letters of Credit, provided that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $5,000,000, (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Loans, would exceed the lesser of the Total Commitment and the amount calculated in accordance with Section 2.2(a) or (iii) the provisions of Section 2.2 would be violated thereby; provided further that no Letter of Credit shall be issued if the Fronting Bank shall have received notice from the Agent or the Required Banks that the conditions to such issuance have not been met.

     (b) No Letter of Credit shall expire later than the earlier of (x) twelve months from the date of issuance of such Letter of Credit or (y) 60 days after the Maturity Date, provided that if any Letter of Credit shall be outstanding on the Termination Date, the Borrower shall, at or prior to the Termination Date,
(i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "cancelled" or (ii) if the Borrower is unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Agent (in its sole discretion), issued by a bank satisfactory to such Fronting Bank and the Agent (in its sole discretion), in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks and/or (y) deposit cash in the Letter of Credit Account in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations.

     (c) The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.21 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such
Fronting  Bank  from  time  to  time  in   connection   with  letter  of  credit
transactions.

     (d) Drafts drawn and paid under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate plus 1-1/2% and thereafter until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus 3-1/2% (computed on the basis of the actual number of days elapsed over any year of 360 days). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Total Commitment), in cash or through a Borrowing without the satisfaction of the conditions precedent set forth in Section 4.2 and which Borrowing shall be effected without the need for a request therefor from the Borrower or (y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the Total Commitment), in cash. Each Bank agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Sections 2.1 and 2.2 or the occurrence of the Termination Date.

     (e) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Bank other than such Fronting Bank and each such other Bank shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 10.3, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Banks. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Bank.

     (f) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such Bank's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the Banks prior to 11:00 a.m. (New York City time) on any Business Day, such Banks shall make available to the Fronting Bank such Bank's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Bank shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Bank agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Bank to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to make available to such Fronting Bank such other Bank's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Banks pursuant to this paragraph, such Fronting Bank shall pay to each Bank which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Bank's Commitment Percentage thereof. The Borrower and each of the Banks agree to hold harmless and indemnify such Fronting Bank (except for such Fronting Bank's own gross negligence or willful misconduct) for all damages, losses, costs and expenses, including legal fees and disbursements incurred by such Fronting Bank in connection with any dishonor of payment under a Letter of Credit issued by such Fronting Bank for which an air release has been issued by such Fronting Bank.

     SECTION 2.4. Issuance. Whenever the Borrower desires a Fronting Bank to issue a Letter of Credit, it shall give to such Fronting Bank and the Agent at least two Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon by the Agent, the Borrower and the Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

     SECTION 2.5. Nature of Letter of Credit Obligations Absolute. The obligations of the Borrower to reimburse the Banks for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement by the Borrower thereof):
(i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Banks, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

     SECTION 2.6. Making of Loans.

     (a) Except as contemplated by Section 2.9, Loans shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section, provided that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Bank may fulfill its Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Bank to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each Bank shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.15. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Loans of more than one Type may be incurred at the same time, provided that no more than five (5) Borrowings of Eurodollar Loans may be outstanding at any time.

     (b) The Borrower shall give the Agent prior notice of each Borrowing hereunder of at least three Business Days for Eurodollar Loans and one Business Day for ABR Loans; such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $5,000,000 in the case of Eurodollar Loans and $500,000 in the case of ABR Loans or, in any such case, in such lesser amount as represents the available Unused Total Commitment) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 12:00 noon, New York City time, on the third Business Day in the case of Eurodollar Loans and the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made except as provided in the last sentence of this Section 2.6(b). Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period with respect thereto. If no election of Interest Period is specified in any such notice for a Borrowing of Eurodollar Loans, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. The Agent shall promptly notify each Bank of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Bank shall make its share of the Borrowing available at the office of the Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Banks to fund any borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Banks available to the Borrower no later than 2:00 p.m. New York City time (other than as provided in the following sentence). With respect to ABR Loans of $5,000,000 or less (but not less than $500,000), the Banks shall make such Loans available to the Borrower by 4:00 p.m., New York City time, on the same Business Day that the Borrower gives notice to the Agent of such Borrowing by 12:00 p.m., New York City time.

     SECTION 2.7. Evidence of Loans; Repayment of Loans. (a) The Loans made by each Bank shall be evidenced by this Agreement. The outstanding principal balance of all of the Loans, as evidenced by this Agreement, shall be payable on the Termination Date. Each Loan shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.8.

     (b) Each Bank shall, and is hereby authorized by the Borrower to maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness to such Bank resulting from each Loan made by such Bank from time to time including each payment of interest on any such Loan and the other information provided for on such schedule.

     (c) The Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Bank's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.7 shall, to the extent permitted by applicable law and in the absence of manifest error, be prima facie evidence of the existence and amounts of the obligations thereto recorded; provided, however, that the failure to any Bank or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

     (e) Notwithstanding any other provision of this Agreement, in the event any Bank shall request and receive a promissory note payable to such Bank and its registered assigns in accordance with Section 10.3(e), the interests represented by such promissory note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.3(e)) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

     SECTION 2.8. Interest on Loans.

     (a) Subject to the provisions of Section 2.9, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate plus 1-1/2%.

     (b) Subject to the provisions of Section 2.9, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus 2-3/4%.

     (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

     SECTION 2.9. Default Interest. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.3(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (i) in the case of the principal of the Loans, the interest rate applicable thereto plus an additional 2% per annum, and (ii) in the case of any other amounts due hereunder, the Alternate Base Rate plus 3-1/2%.

     SECTION 2.10 Optional Termination or Reduction of Commitment. Upon at least two Business Days' prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such partial reduction of the Commitments shall be in the principal amount of $5,000,000 or any integral multiple of $500,000. Simultaneously with each reduction or termination of the Commitment, the Borrower shall pay to the Agent for the account of each Bank the Commitment Fee accrued on the amount of the Commitment of such Bank so terminated or reduced through the date thereof. Any reduction of the Total Commitment pursuant to this Section 2.10 shall be applied pro rata to reduce the Commitment of each Bank.

     SECTION 2.11. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Borrower and the Banks, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section
2.6 or 2.12 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

     SECTION 2.12. Refinancing of Loans. The Borrower shall have the right, at any time, on three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 12:00 noon, New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

     (a) no Event of Default shall have occurred and be continuing at the time of such refinancing or continuation;

     (b) if less than a full Borrowing of Loans shall be refinanced or continued, such refinancing or continuation shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Banks immediately prior to such refinancing or continuation;

     (c) the aggregate principal amount of Loans being refinanced or continued shall be at least $5,000,000, provided that no partial refinancing or continuation of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 in aggregate principal amount;

     (d) each Bank shall effect each refinancing or continuation by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced or continued;

     (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

     (f) a Borrowing of Eurodollar Loans may be refinanced or continued only on the last day of an Interest Period applicable thereto; and

     (g) each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

     In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give each Bank notice of any refinancing, in whole or part, of any Loan made by such Bank.

     SECTION  2.13.   Mandatory   Prepayment;   Commitment   Termination;   Cash
Collateral. The outstanding Obligations shall be subject to mandatory prepayment as follows:

     (a) if at any time the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings exceeds the lesser of (x) the Total Commitment and (y) the sum of the Borrowing Base plus cash deposited in the Letter of Credit Account pursuant to Sections 2.3(b) and 2.13(a), the Borrower will within three Business Days (i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings in excess of the amount of cash so held in the Letter of Credit Account to be equal to or less than the Total Commitment and/or the Borrowing Base, as the case may be, and (ii) if, after giving effect to the prepayment in full of the Loans, the aggregate Letter of Credit Outstandings in excess of the amount of cash so held in the Letter of Credit Account exceeds the Total Commitment and/or the Borrowing Base, as the case may be, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash so held in the Letter of Credit Account so exceeds the Total Commitment or Borrowing Base, as the case may be (with such cash to be released to the Borrower to the extent that the Borrower is thereafter again in compliance with the Borrowing Base) provided that, with respect to the foregoing, so long as no Event of Default has occurred and is continuing, the sale of assets permitted by Section 6.12(ii) will not give rise to any prepayment of the Loans or reduction of the Total Commitment;

     (b) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full and, if any Letter of Credit remains outstanding, deposit into the Letter of Credit Account an amount which, when added to funds then held in such account equals 105% of the amount by which the sum of the aggregate Letter of Credit Outstandings exceeds the amount of cash held in the Letter of Credit Account, such cash to be remitted to the Borrower upon the expiration, cancellation, satisfaction or other termination of such reimbursement obligations.

     SECTION 2.14. Optional Prepayment of Loans; Reimbursement of Banks. (a) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days' prior written, telex or facsimile notice to the Agent and
(y) with respect to ABR Loans on the same Business Day if written, telex or facsimile notice is received by the Agent prior to 12:00 noon, New York City time, and thereafter upon at least one Business Day's prior written, telex or facsimile notice to the Agent; provided, however, that (i) each such partial prepayment shall be in integral multiples of $500,000, (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.14(a) other than on the last day of an Interest Period applicable thereto unless the Borrower shall pay the breakage fees required under Section 2.14(b) in connection with such prepayment, and (iii) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loans by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Bank of the principal amount of the Loans held by such Bank which are to be prepaid, the prepayment date and the manner of application of the prepayment.

     (b) The Borrower shall reimburse each Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan (including, without limitation, any such prepayment in connection with the syndication of the credit facility evidenced by this Agreement) or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.6 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by any Bank of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Bank as the excess, if any, of (A) the amount of interest which would have accrued to such Bank on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank.

     (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the Borrower on demand by any Bank shall pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any loss incurred by such Bank as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Bank to fulfill deposit obligations incurred in anticipation of such prepayment. Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank.

     (d) Any partial prepayment of the Loans by the Borrower pursuant to Section
2.13 or 2.14 shall be applied as specified by the Borrower or, in the absence of such specification, as determined by the Agent, provided that in each case no Eurodollar Loan shall be prepaid pursuant to Section 2.13 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

     SECTION 2.15. Reserve Requirements; Change in Circumstances.

     (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan made by such Bank or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Bank by the jurisdiction in which such Bank has its principal office or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Bank would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Bank (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Bank or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Bank to be material, then the Borrower will pay to such Bank in accordance with paragraph
(c) below such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

     (b) If any Bank shall have determined that the applicability of any change in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basel Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement, the Loans made by such Bank pursuant hereto, such Bank's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Bank to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into account Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

     (c) A certificate of each Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Bank receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

     (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     SECTION 2.16. Change in Legality.

     (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if after the date hereof (x) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Bank to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Bank determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Bank in such market, then, by written notice to the Borrower, such Bank may (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Bank only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Bank shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Bank or the converted
Eurodollar Loans of such Bank shall instead be applied to repay the ABR Loans made by such Bank in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.16, a notice to the Borrower by any Bank pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrower.

     SECTION 2.17. Pro Rata Treatment, etc. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections
2.15 and 2.16) shall be made pro rata among the Banks in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings and all outstanding undrawn Letters of Credit (and the unreimbursed amount of drawn Letters of Credit) hereunder and all payments of Commitment Fees and all Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Banks in accordance with their Commitments. All payments by the Borrower hereunder shall be (i) net of any tax applicable to the Borrower or Guarantor and (ii) made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

     SECTION 2.18. Taxes.

     (a) Any and all payments by the Borrower or any Guarantor hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income or overall gross receipts of the Agent or any Bank (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Agent or any Bank (or Transferee) by the United States or any jurisdiction under the laws of which either of the Agent or any such Bank (or Transferee) is organized or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Bank would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") with respect to payments hereunder or under the Notes or under any Loan Documents to a Bank (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Bank (or Transferee) becomes a Bank (or Transferee, as the case may be), but not excluding, with respect to such Bank (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement or the Notes) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Bank (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Bank (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Bank (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Bank (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Bank (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund plus interest that is received by the Bank (or Transferee) as part of the refund), net of all out-of-pocket expenses of such Bank and without additional interest thereon; provided that the Borrower, upon the request of such Bank (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Bank (or Transferee) or Agent in the event such Bank (or Transferee) or Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any Bank (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Bank (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

     (f) Each Bank (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including
(A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Bank (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or under the Notes are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

     (g) The Borrower shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of United States Federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of subsection (f) above.

     (h) Any Bank (or Transferee) claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such Bank, be otherwise materially disadvantageous to such Bank (or Transferee).

     SECTION 2.19. Certain Fees. The Borrower shall pay to the Agent, for the respective accounts of the Agent and the Banks, the fees set forth in that certain letter dated July 13, 1997 among the Agent, Chase Securities Inc. and the Borrower.

     SECTION 2.20. Commitment Fee. The Borrower shall pay to the Banks a commitment fee (the "Commitment Fee") for the period commencing on the date the Commitment Letter was executed to the Termination Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one-half of one percent 1/2% per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

     SECTION 2.21. Letter of Credit Fees. The Borrower shall pay with respect to each Letter of Credit (i) to the Agent on behalf of the Banks a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of (x) one and one half percent (1-1/2%) per annum on the daily average face amount of outstanding Letters of Credit and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance and processing referred to in
Section 2.3. In addition, the Borrower agrees to pay each Fronting Bank for its account a fronting fee in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate, and payable at times, to be determined by such Fronting Bank and the Borrower. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month of each year and on the Termination Date, or such earlier date as the Total Commitment is terminated. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrower and the Agent.

     SECTION 2.22. Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the Banks, as provided herein and in the letter described in Section
2.19. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.23. Priority and Liens; Adequate Protection.

     (a) The Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the Interim Order (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, the Obligations of the Borrower and the Guarantors hereunder and under the Loan Documents shall at all times constitute allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code, (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, the Obligations of the Borrower and the Guarantors hereunder and under the Loan Documents shall at all times be secured by a perfected first priority Lien on
(x) all unencumbered property of the Borrower and the Guarantors and (y) all cash maintained in the Letter of Credit Account and any direct investments of the funds contained therein, (iii) pursuant to Section 364(c)(3) of the
Bankruptcy Code, the Obligations of the Borrower and the Guarantors hereunder and under the Loan Documents shall be secured by a perfected Lien upon all property of the Borrower and the Guarantors (other than the property that is subject to existing Liens in Inventory of the Primed Vendors and existing Liens that currently secure the obligations of the Borrower and the Guarantors under the Existing Agreements, as to which the Lien in favor of the Agent and the Banks will be as described in clause (iv) of this sentence) that is subject to valid and perfected Liens in existence on the Filing Date or perfected thereafter pursuant to Section 362(b)(18) of the Bankruptcy Code (to the extent that under State or federal law, such Liens are senior to the Liens granted to the Agent and the Banks hereunder and prime existing Liens), Permitted Liens and property subject to Liens for ad valorem taxes permitted pursuant to the Section 6.1(a)(iv), junior to such valid and perfected Liens and claims, and (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, the Obligations of the Borrower and the Guarantors hereunder and under the Loan Documents shall be secured by a perfected first priority, senior priming Lien on all property of the Borrower and the Guarantors (including without limitation, Receivables, Inventory, intellectual property and the capital stock of all of the Subsidiaries of the Borrower and the proceeds thereof) that is subject to existing Liens on Inventory in favor of the Primed Vendors and existing Liens that presently secure the Borrower's and the Guarantors' pre-petition Indebtedness under the Existing Agreements and any Liens granted after the Filing Date to provide adequate protection to the Primed Vendors or in respect of the Existing Agreements, subject in each case with respect to subclauses (i) through (iv) above, only to (x) in the event of the occurrence and during the continuance of an unwaived Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both, the payment of unpaid professional fees and disbursements incurred by the Borrower, the Guarantors, and any statutory committees appointed in the Cases, as and when allowed, and any disbursements of any member of such committee in an aggregate amount not in excess of $2,500,000 and (y) the payment of unpaid fees pursuant to 28 U.S.C. ss.1930 (collectively, the "Carve-Out"), provided that following the Termination Date amounts in the Letter of Credit Account shall not be subject to the Carve-Out. The Banks agree that the Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. ss. 330 and 11 U.S.C. ss. 331, as the same may be due and payable, and so long as no Event of Default or event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred, the same shall not reduce the Carve-Out. Goods held for sale by the Borrower and the Guarantors on consignment or under any licensing agreement (under which neither the Borrower nor the Guarantors obtain title to such goods) and the proceeds thereof (collectively, the "Consignor Property") shall not be subject to the Liens or Superpriority Claims granted hereunder. The indemnities permitted pursuant to Section 6.7(iii) shall not be subject to the Liens or Superpriority Claims granted hereunder. Notwithstanding anything to the contrary contained herein, all claims and Liens granted hereunder and under the Orders (including those granted in favor of the Existing Lenders under the Existing Agreements), shall be senior in all respects to all claims granted to Vendors pursuant to Section 546(g)* of the Bankruptcy Code, to the extent permitted by this Agreement.

     (b) As to all real property the title to which is held by the Borrower or any Guarantor, or the possession of which is held by the Borrower or any Guarantor pursuant to leasehold interest, each of the Borrower and the Guarantors hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Agent on behalf of the Banks all of the right, title and interest of the Borrower and such Guarantor in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and each Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Guarantor acknowledges that, pursuant to the Orders, the Liens in favor of the Agent on behalf of the Banks in all of such real property and leasehold interests shall be perfected without the recordation of any instruments of mortgage or assignment. Each of the Borrower and the Guarantors further agrees that (i) the Agent on behalf of the Banks shall have rights and remedies in respect of such real property and leasehold interests substantially as set forth in the mortgages described in Schedule 1.1, and (ii) if requested by the Agent, each of the Borrower and the Guarantors shall enter into separate fee and leasehold mortgages with respect to such properties substantially in the form of such mortgages and leasehold mortgages and otherwise on terms satisfactory to the Agent, the Borrower and such Guarantor.

     (c) The Borrower and each of the Guarantors acknowledge and agree that, as adequate protection for the interests of the Existing Lenders in the Liens that are being primed as set forth in Section 2.23(a)(iv), the holders of such Liens shall receive (i) a priority claim as contemplated by Section 507(b) of the Bankruptcy Code, (ii) a Lien on substantially all of the assets of the Borrower and the Guarantors having a priority junior to the priming and other Liens granted in favor of the Agent and the Banks hereunder and under the other Loan Documents (subject and subordinate, in the case of clause (i) and (ii) above, to the Carve-Out, the Consignor Property, the Permitted Liens, the indemnities permitted pursuant to Section 6.7(iii) and other valid and perfected Liens in existence on the Filing Date), (iii) the making of current monthly interest payments in respect of the principal amounts outstanding under the Existing Agreements at the applicable non-default rate interest rate (including on a LIBOR basis at the option of the Borrower in the absence of an Event of Default), the making of current letter of credit fees and the reimbursement on a monthly basis of the reasonable expenses incurred by the Agent under the Existing Agreements prior to and after the Filing Date in connection with the enforcement of its rights under the Existing Agreements. It shall be understood and agreed that in the event the Existing Lenders receive the payment in full of the principal and non-default interest under the Existing Agreements, the Existing Lenders shall be deemed to have waived any claim for interest at the default rate.

     (d) The Borrower and each of the Guarantors acknowledge and agree that, as adequate protection for the interests of the Primed Vendors in the Liens that are being primed as set forth in Section 2.23(a)(iv), the holders of such Liens shall receive (x) a priority claim as contemplated by Section 507(b) of the Bankruptcy Code and (y) a Lien on the Inventory of the Primed Vendors and on all other non-Inventory assets of the Borrower and the Guarantors having a priority junior and subordinate to the Liens and claims in favor of the Agent and the Banks and the Liens and claims in favor of the Existing Lenders, and subject and subordinate to the Carve-Out, the Consignor Property, the Permitted Liens, the indemnities permitted pursuant to Section 6.7(iii) and other valid and perfected Liens in existence on the Filing Date.

     (e) So long as any Commitment shall be in effect or any Loans or any Letter of Credit shall remain outstanding or any other amount shall remain outstanding under this Agreement, the Existing Lenders shall not take any action in the Bankruptcy Court or otherwise seeking payment of the obligations under the Existing Agreements or related to the enforcement of rights or remedies with respect to Liens on the assets of the Borrower or any of the Guarantors ("the Proscribed Actions"), provided that upon the occurrence of a material adverse change in the business, operations, properties or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole, subsequent to the Filing Date, the Existing Lenders shall be permitted to seek further or other adequate protection not inconsistent with the Proscribed Actions or seek to terminate the Borrower's or the Guarantors' use of cash collateral (in every case on not less than five (5) Business Days notice) to the Borrower.

     SECTION 2.24. Right of Set-Off. Subject to the provisions of Section 7.1 (which for the purposes hereof shall apply to the Banks), upon the occurrence and during the continuance of any Event of Default, the Agent and each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such Bank to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Bank shall have made any demand under any Loan Document and although such obligations may be unmatured. Each Bank and the Agent agrees promptly to notify the Borrower and Guarantors after any such set-off and application made by such Bank or by the Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank and the Agent under this Section are in addition to other rights and remedies which such Bank and the Agent may have upon the occurrence and during the continuance of any Event of Default.

     SECTION 2.25.  Security  Interest in Letter of Credit Account.  Pursuant to
Section 364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the Agent, for its benefit and for the ratable benefit of the Banks, and hereby grant to the Agent, for its benefit and for the ratable benefit of the Banks, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein.

     SECTION 2.26. Payment of Obligations. Upon the maturity (whether by acceleration or otherwise) of any of the obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the Banks shall be entitled to immediate payment of such obligations without further application to or order of the Bankruptcy Court.

     SECTION 2.27. No Discharge; Survival of Claims. Each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Plan of Reorganization (and each of the Borrower and the Guarantors pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the Banks pursuant to the Orders and described in Section 2.23 and the Lien granted to the Agent pursuant to the Orders and described in
Section 2.25 shall not be affected in any manner by the entry of an order confirming a Plan of Reorganization.

     SECTION 2.28. Use of Cash Collateral. Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted to request a Borrowing of Loans under Section 2.6 unless the Borrower and the Guarantors shall at that time have used all cash collateral subject to the Interim Order and the Final Order for the purposes described in Section 3.10.

     SECTION 3. REPRESENTATIONS AND WARRANTIES

     In order to induce the Banks to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

     SECTION 3.1. Organization and Authority. Each of the Borrower and the Guarantors (i) is a corporation duly organized and validly existing under the laws of the State of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole; (ii) subject to the entry by the Bankruptcy Court of the
Orders, has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents, and (iii) subject to the entry by the Bankruptcy Court of the Orders has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

     SECTION 3.2. Due Execution. The execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (i) are within the respective corporate powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or governmental instrumentality, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Filing Date or any material lease, agreement or other instrument entered into after the Filing Date binding on the Borrower or the Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement or the other Loan Documents or the Orders; and do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Orders. This Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms and in accordance with and subject to the terms of the Orders.

     SECTION 3.3. Statements Made. The statements, written or oral, which have been made by the Borrower or any of the Guarantors to the Agent, any of the Banks (solely in their capacity as a Bank hereunder) or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made (including circumstances which customarily occur and as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code), contain no untrue statement of a material fact and do not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such written statements constitute projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be valid and accurate in all material respects at the time such projections were furnished to the Banks.

     SECTION 3.4. Financial Statements. The Borrower has furnished the Banks with copies of (i) the audited consolidated financial statement of the Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 1996 and (ii) the unaudited consolidated financial statement and schedules of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended March 31, 1997. Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated and consolidating basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in accordance with GAAP, subject (in the case of such fiscal quarter statement) to normal year end adjustments. No material adverse change in the financial condition, operations, business, properties or assets of the Borrower and the Guarantors, taken as a whole, has occurred from that set forth in the Borrower's consolidated financial statements for the fiscal year ended December 31, 1996, or the fiscal quarter ended March 31, 1997 other than (w) the bankruptcy filing of or litigation against any of the Foreign Subsidiaries, (x) events occurring prior to the Closing Date as set forth on Schedule 3.4 hereto,
(y) those which customarily occur and as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and (z) the commencement of the Cases.

     SECTION 3.5. Ownership. Each of the Persons listed on Schedule 3.5 is a wholly-owned direct or indirect Subsidiary of the Borrower, and the Borrower owns no other Subsidiaries, whether directly or indirectly which (other than in the case of the Foreign Subsidiaries and, until such time as they become Guarantors pursuant to Section 5.14, the Red Ant Entities) (i) has not commenced a Case and (ii) is not a Guarantor.

     SECTION 3.6. Liens. There are no Liens of any nature whatsoever on any assets of the Borrower or any of the Guarantors other than: (i) Liens in favor of the Existing Lenders in respect of the Existing Agreements, (ii) pledges of the capital stock of the Subsidiaries pursuant to the Existing Agreements; (iii) Liens existing on the Filing Date as reflected on Schedule 3.6; (iv) Liens permitted pursuant to Section 6.1(a)(iv) and (v) and Section 6.1(c); (v) Permitted Liens; and (vi) Liens in favor of the Agent and the Banks. Neither the Borrower nor the Guarantors are parties to any contract, agreement, lease or instrument entered into after the Filing Date the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or any Guarantor or otherwise result in a violation of this Agreement other than the Liens granted to the Agent and the Banks as provided for in this Agreement.

     SECTION 3.7. Compliance with Law.

     (a) (i) The operations of the Borrower and the Guarantors comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. ss.ss.6901 et seq.); (ii) to the Borrower's and each of the Guarantor's knowledge, none of the operations of the Borrower or the Guarantors is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrower or any Guarantor is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) to the Borrower's and each of the Guarantor's knowledge, the Borrower and the Guarantors do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

     (b) Neither the Borrower nor any Guarantor is, to the best of its knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole.

     SECTION 3.8. Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of the Borrower and the Guarantors.

     SECTION 3.9. The Orders. On the date of the making of any Loan) (including the initial Loan) or the issuance of any Letter of Credit (including the initial Letter of Credit) whichever first occurs, the Interim Order or the Final Order, as the case may be, will have been entered and will not have been stayed, amended, vacated, reversed or rescinded in any respect. Upon the maturity (whether by the acceleration or otherwise) of any of the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Banks shall, subject to the provisions of Section 7.1, be entitled to immediate payment of such obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

     SECTION 3.10. Use of Proceeds. The proceeds of the Loans shall be used (i) for general working capital of the Borrower and the Guarantors, and (ii) for other general corporate purposes of the Borrower and the Guarantors (including among such general corporate purposes, the making of permitted intercompany loans and advances to the Guarantors, and the making of Capital Expenditures, subject to the limitations provided for in Section 6.4), the payment of expenses included in the Carve-Out and the making of indemnification payments permitted pursuant to Section 6.7 (iii).

     SECTION 3.11. Litigation. Except as set forth on Schedule 3.11, as of the Closing Date there are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower or the Guarantors, threatened against or affecting the Borrower or the Guarantors or any of its properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to the Borrower or the Guarantors and, if so determined adversely to the Borrower or the Guarantors would have a material adverse effect on the financial condition, business, properties, prospects, operations or assets of the Borrower and the Guarantors, taken as a whole (other than the bankruptcy filing of or the litigation against any of the Foreign Subsidiaries).

     SECTION 3.12. Ad Valorem Taxes. Schedule 3.12 sets forth the amount of ad valorem taxes reasonably anticipated to be incurred as of the Filing Date, which such amount shall not exceed $500,000 in the aggregate.

     SECTION 3.13. Additional Vendor Obligations. Schedule 3.13 sets forth the obligations, as of the Filing Date, of the Borrower and the Guarantors to the vendors listed thereon.

     SECTION 4. CONDITIONS OF LENDING

     SECTION 4.1. Conditions Precedent to Initial Loans and Initial Letters of Credit. The obligation of the Banks to make the initial Loans or the Fronting Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the following conditions precedent:

     (a) Supporting Documents. The Agent shall have received for each of the Borrower and the Guarantors:

     (i) a copy of the certificate of incorporation of the Borrower and each of the Guarantors, as amended, certified as of a recent date by the Secretary of State of the state or jurisdiction of its incorporation;

     (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by, that entity set forth in clause (i) above and as to the charter documents on file in the office of such Secretary of State or Governmental Authority; and

     (iii) a certificate of the Secretary or an Assistant Secretary of that entity set forth in clause (i) above dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Notes to be executed by it, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account contemplated hereby, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State or Governmental Authority furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement, and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

     (b) Interim Order. At the time of the making of the initial Loans or at the time of the issuance of the initial Letter of Credit, whichever first occurs, but not later than fifteen (15) days following the Filing Date, the Agent and the Banks shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-1 (the "Interim Order") approving the Loan Documents and granting the Superpriority Claim status and Liens described in Section 2.23 and the use by the Borrower and the Guarantors of any cash collateral in which the Existing Lenders or the Primed Vendors may have an interest which (i) shall have been entered upon an application of the Borrower satisfactory in form and substance to the Agent, on no less than two (2) Business Days' prior notice to each of the Existing Lenders, the Primed Vendors, counsel to the Official Committee of Unsecured Creditors (if appointed), the United States Trustee, any party who has filed a notice with the Bankruptcy Court requesting service of papers and any other parties in interest which have been designated by the Bankruptcy Court to receive pleadings in the case, (ii) shall have authorized extensions of credit under this Agreement of not less than $20,000,000 in the aggregate, (iii) shall be in full force and effect, and (iv) shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

     (c) Security and Pledge Agreement. The Borrower and the Guarantors shall have duly executed and delivered to the Agent a Security and Pledge Agreement in substantially the form of Exhibit B (the "Security and Pledge Agreement").

     (d) Opinion of Counsel to the Borrower. The Agent and the Banks shall have received the favorable written opinion of counsel to the Borrower and the Guarantors reasonably acceptable to the Agent, dated the Closing Date, substantially in the form of Exhibit C.

     (e) Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees and expenses owed under and pursuant to this Agreement and the letter referred to in Section 2.19.

     (f) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agent and the Banks contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

     (g) Information. The Agent shall have received such information (financial or otherwise) as may be reasonably requested by the Agent.

     (h) Environmental Compliance. The Borrower and the Guarantors shall have granted the Agent access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters, and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by the Agent, and the Agent shall be satisfied that the Borrower and the Guarantors are in compliance in all material respects with all applicable environmental laws and regulations and be satisfied with the costs of maintaining such compliance.

     (i) UCC Searches. The Agent shall have received the results of UCC-11 searches conducted in jurisdictions in which the Borrower and the Guarantors conduct business, which searches shall be satisfactory to the Agent (in each case dated as of a date reasonably satisfactory to the Agent).

     (j) Appraisal; Reporting and Control Systems. The Agent shall have received
(i) an appraisal of the Inventory of the Borrower prepared (at the Borrower's expense) by Universal Asset-Based Services, Inc. and such appraisal shall be satisfactory in form and substance to the Agent and (ii) a report with respect to the Borrower's and the Guarantor's reporting and Inventory control and accounts receivable systems prepared (at the Borrower's expense) by the Agent's Specialized Due Diligence Group and such report shall be satisfactory in form and substance to the Agent.

     (k) Inventory. The Agent shall be satisfied that the Inventory of the Borrower and the Guarantors is located at such places and is in the amounts heretofore represented by the Borrower to the Agent.

     (l) First Day Orders. All of the "first day orders" entered by the Bankruptcy Court at the time of the commencement of the Cases shall be reasonably satisfactory in form and substance to the Agent.

     (m) Closing Documents. The Agent shall have received all documents required by this Agreement satisfactory in form and substance to the Agent.

     SECTION 4.2. Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Banks to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

     (a) Notice. The Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Section 2.

     (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

     (c) No Default. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, the Borrower and Guarantors shall be in compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

     (d) Orders. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Banks, provided, that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount thereof which was authorized by the Bankruptcy Court in the Interim Order (collectively, the "Additional Credit"), the Agent and each of the Banks shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-2 (the "Final Order"), which, in any event, shall have been entered by the Bankruptcy Court no later than 30 days after the entry of the Interim Order, and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Banks; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

     (e) Borrowing Base Certificate. The Agent shall have received the timely delivery of the most recent Borrowing Base Certificate (dated no more than seven
(7) calendar days prior to the making of a Loan or the issuance of a Letter of Credit) required to be delivered hereunder.

     (f) Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees and expenses then payable under and pursuant to this Agreement and the letter referred to in Section 2.19.

     The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time and that after giving effect to such extension of credit the Borrower shall continue to be in compliance with the Borrowing Base.

     SECTION 5. AFFIRMATIVE COVENANTS

     From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account pursuant to Sections 2.3(b) or 2.13(a)), or any amount shall remain outstanding under this Agreement, the Borrower and each of the Guarantors agree that, unless the Required Banks shall otherwise consent in writing, it will:

     SECTION 5.1. Financial Statements, Reports, etc. In the case of the Borrower and the Guarantors, deliver to the Agent and each of the Banks:

     (a) within 90 days after the end of each fiscal year, the Borrower's consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows, showing the financial condition of the Borrower and its consolidated Subsidiaries on a consolidated and consolidating basis as of the close of such fiscal year and the results of their operations during such year, audited by Coopers & Lybrand or other independent public accountants of recognized national standing acceptable to the Required Banks and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases or the maturity of the Loans on January 31, 1999) to the effect that such consolidated and consolidating financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied and certified by a Financial Officer as fairly presenting the results of operation of the Borrower and its consolidated Subsidiaries on a consolidated and consolidating basis, in accordance with GAAP consistently applied;

     (b) within 45 days after the end of the first three fiscal quarters (commencing with the Borrower's first fiscal quarter ended September 30, 1997), the Borrower's consolidated balance sheets and related statements of operations, stockholders' equity and cash flows, showing the financial condition of the Borrower and its consolidated Subsidiaries on a consolidated and consolidating basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, certified by a Financial Officer as fairly presenting the results of operations of the Borrower and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments in accordance with generally accepted accounting statements;

     (c) within 30 days after the end of each fiscal month, other than the last month of any fiscal quarter (commencing with the fiscal month ending on or about August 31, 1997), (i) the Borrower's consolidated balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the close of such month and the results of their operations during such month and the then elapsed portion of the fiscal year, certified by a Financial Officer as fairly presenting the financial conditions and results of operations of (x) the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

     (d) concurrently with any delivery of financial statements under (a) or (b) above, (i) a certificate of the accounting firm (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) or Financial Officer, opining on or certifying such statements
(A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof (and the Certificate of Financial Officer shall specify any corrective action taken or proposed to be taken with respect thereto) and (B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.4, 6.5, 6.6 and 6.13;

     (e) no later  than 90 days  after the  Closing  Date,  the  Borrower's  and
Guarantors'   balance  sheet  as  of  the  Filing  Date  in  detail   reasonably
satisfactory to the Agent;

     (f) as soon as possible, and in any event within 45 days of the end of each fiscal quarter (commencing with the fiscal quarter ending on or about September 30, 1997), monthly financial projections for the next succeeding six fiscal month period, in detail reasonably satisfactory to the Agent;

     (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

     (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Guarantor, or compliance with the terms of any material loan or financing agreements, as the Agent or any Bank may reasonably request;

     (i) to counsel to the Agent, promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases; and

     (j) as soon as possible, and in any event, within 5 Business Days of the end of each fiscal month, the supporting documentation required on Schedule 1 to the Borrowing Base Certificate.

     SECTION 5.2. Corporate Existence. Do or cause to be done and cause each of the Guarantors to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises and comply in all material respects with all laws and regulations applicable to it.

     SECTION 5.3. Insurance.

     (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Subsidiary, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (b) maintain such other insurance or self insurance as may be required by law.

     SECTION 5.4. Obligations and Taxes. With respect to the Borrower and each Guarantor, pay all its material obligations arising after the Closing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Closing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Closing Date which claims, taxes or obligations, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor).

     SECTION 5.5. Notice of Event of Default, etc. Promptly give to the Agent notice in writing of any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default.

     SECTION 5.6. Borrowing Base Certificate. Furnish to the Agent as soon as available and in any event on or before Wednesday of each week a Borrowing Base Certificate for the last day of the immediately preceding week substantially in the form of Exhibit E, each such Borrowing Base Certificate to be certified as complete and correct on behalf of the Borrower by a Financial Officer of the Borrower.

     SECTION 5.7. Access to Books and Records. Maintain or cause to be maintained at all times true and complete books and records of the financial operations of the Borrower and the Guarantors; and provide the Agent and its representatives access to all such books and records during regular business hours, in order that the Agent may examine and make abstracts from such books, accounts, records and other papers (including, but not limited to the conduct of audits with respect to Inventory and Receivables included in the Borrowing Base) for the purpose of verifying the accuracy of the various reports delivered by the Borrower or the Guarantors to the Agent or the Banks pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice, permit the Agent and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower with a view to, among other things, ascertaining compliance with the Borrowing Base.

     SECTION 5.8. Business Plan. As soon as practicable, furnish to the Agent a report with respect to any material modifications to the Borrower's Projections and Assumptions dated July 2, 1997 heretofore delivered to the Agent, and make its senior officers available to discuss the same with the Agent.

     SECTION 5.9. Concentration and Disbursement Accounts. The Borrower and the Guarantors shall continue to maintain (i) with Chase in its capacity as Agent the existing account or accounts owned by Chase, to be used by the Borrower and the Guarantors as the principal concentration accounts and (ii) with Chase in its capacity as Agent their existing accounts to be used by the Borrower and the Guarantors as their principal disbursement accounts for day-to-day operations conducted by the Borrower and the Guarantors.

     SECTION 5.10. Employee Benefits.

     (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Agent:

     (1) (i) as soon as possible after, and in any event (A) within 30 days after any Responsible Officer of the Borrower or any of its ERISA Affiliates knows that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such Reportable Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC;

     (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any such Plan;

     (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure of the Borrower or any of its ERISA Affiliates to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer of the Borrower setting forth details as to such failure and the action that the Borrower or any of its ERISA Affiliates proposes to take with respect thereto, together with a copy of any such notice given to the PBGC;

     (iv) promptly and in any event with 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate from such sponsor or the PBGC concerning (A) the imposition of Withdrawal Liability, (B) a determination by such sponsor or the PBGC that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA or (c) an increase in the amount or rate of contributions required to be made to a Multiemployer Plan.

     SECTION 5.11. Asset Sales. Deliver to the Agent and the agent for the Existing Lenders, by not later than 45 days following the Closing Date, an asset disposition plan identifying all non-core assets and/or businesses proposed to be sold by the Borrower and the Guarantors, together with a proposed timetable for such dispositions.

     SECTION 5.12. Investment Banking Firm. Seek, by not later than 30 days following the Closing Date, and thereafter take all reasonable steps to retain an investment banking firm, acceptable to the Agent, to assist the Borrower in the disposition of the assets and businesses referred to in the asset disposition plan delivered pursuant to Section 5.11, and for such other duties as are satisfactory to the Agent , and make such investment banking firm available to the Agent to discuss same.

     SECTION 5.13. Employment Contracts. Within 15 days following the Closing Date, seek Bankruptcy Court approval to implement the employment contract rejection and salary reduction plan previously delivered to the Agent.

     SECTION 5.14. Concerning The Red Ant Entities. Contemporaneously with the commencement of the Chapter 11 cases of the Red Ant Entities, which will occur within five (5) Business Days of the Filing Date (it being understood that the failure to so file will not result in an Event of Default), cause each of the Red Ant Entities to execute and deliver to the Agent (i) an instrument, satisfactory in form and substance to the Agent, under which each of the Red Ant Entities assumes all of the obligations of a Guarantor hereunder and (ii) such additional documents, instruments, agreements and statements in form and substance satisfactory to the Agent, as requested (or as may be required by applicable law) in order to grant to the Agent for its benefit and for the benefit of the Banks the Liens and claims on the assets and properties of each of the Red Ant Entities as are contemplated hereunder, under the Orders or under the other Loan Documents.

     SECTION 6. NEGATIVE COVENANTS

     From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account pursuant to Sections 2.3(b) or 2.13(a)) or any amount shall remain outstanding under this Agreement, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will not (and will not apply to the Bankruptcy Court for authority to):

     SECTION 6.1. Liens and Reclamation Claims.

     (a) Incur, create, assume or suffer to exist any Lien on any asset of the Borrower or the Guarantors, now owned or hereafter acquired by the Borrower or any of such Guarantors (or apply to the Bankruptcy Court for authority so to do), other than (i) Liens described in clauses (i) and (ii) of Section 3.6; (ii) Liens existing on the Filing Date as reflected on Schedule 3.6 hereto; (iii) Permitted Liens; (iv) Liens relating to ad valorem taxes described on Schedule
3.12 in an aggregate amount not in excess of $500,000; (v) other Liens arising in the ordinary course of business (and not involving Indebtedness for borrowed money but including permitted Capitalized Leases) in an aggregate amount not in excess of $2,500,000; (vi) adequate protection Liens in favor of the Existing Lenders and the Primed Vendors pursuant to the Orders; and (vii) Liens in favor of the Agent and the Banks.

     (b) Make any payments or transfer any property on account of claims asserted by any of the Borrower's or Guarantors' pre-petition vendors for reclamation rights in accordance with Section 2-702 of the Uniform Commercial Code and Section 546(c) of the Bankruptcy Code in an aggregate amount in excess of $50,000.

     (c) The return of goods and the granting of or claims (which claims shall be junior and subordinate to the Liens and claims granted to the Agent, the Banks and the Existing Lenders pursuant to the Orders or pursuant to the Agreement) in favor of trade vendors in amounts not to exceed an aggregate amount acceptable to the Required Banks pursuant to Bankruptcy Code Section 546(g)* Agreements in form and substance reasonably satisfactory to the Required Banks and which have been approved by one or more orders of the Bankruptcy Court.

     SECTION 6.2. Merger, etc. Consolidate or merge with or into another Person, or apply to the Bankruptcy Court for authority so to do, other than mergers among any Guarantor and any other Guarantor or the Borrower (provided, the Borrower is the surviving entity of such merger).

     SECTION 6.3. Indebtedness. Contract, create, incur, assume or suffer to exist any Indebtedness, or apply to the Bankruptcy Court for authority so to do, except for (i) Indebtedness under this Agreement, (ii) Indebtedness incurred prior to the Filing Date (including existing Capitalized Leases), (iii)
Indebtedness incurred subsequent to the Filing Date secured by purchase money Liens (exclusive of Capitalized Leases) in an aggregate amount not to exceed $2,500,000 at any one time outstanding, (iv) Capitalized Leases to the extent permitted by Section 6.4, (v) guarantees permitted under Section 6.7, and (vi) inter-company Indebtedness among the Borrower and the Guarantors permitted pursuant to Section 6.11.

     SECTION 6.4. Capital Expenditures. Make Capital Expenditures in an amount not to exceed $1,500,000 in any fiscal quarter of the Borrower (after the Filing
Date) or in an aggregate amount in excess of $6,000,000.

     SECTION 6.5. EBITDA. Permit cumulative EBITDA for period commencing on July 1, 1997 and ending on or about the dates listed below to be less than the amount specified opposite such period:

                Period Ended                                     EBITDA
                ------------                                     ------
              September 30, 1997                               ($10,000,000)
              December 31, 1997                                ($12,000,000)
              March 31, 1998                                   ($ 9,000,000)
              June 30, 1998                                    ($ 6,000,000)
              September 30, 1998                               ($ 1,000,000)
              December 31, 1998                                 $ 6,000,000
     provided, that upon the sale or other disposition of AEC Holdings (U.K.) Ltd. and/or Concord Records, Inc. in calculating EBITDA for any period, the projected EBITDA set forth on the Borrowers Projections and Assumptions dated July 2, 1997 for AEC Holdings (U.K.) Ltd. and/or Concord Records, Inc. (as applicable) will be added back for purposes of the calculation of EBITDA for any subsequent period.


     SECTION 6.6. Inventory. Permit the amount of Inventory of the Borrower (valued on a FIFO basis in accordance with GAAP and shown on the Borrower's financial statements) at any time to be less than $55,000,000.


     SECTION 6.7. Guarantees and Other Liabilities. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, or permit any Subsidiary so to do, or apply to the Bankruptcy Court for authority so to do, except (i) for any guaranty of Indebtedness or other obligations of any Borrower or Guarantor if the guarantor could have incurred such Indebtedness or obligations under this Agreement, (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (iii) for the indemnification (pursuant to the terms of an indemnity agreement or agreements reasonably acceptable to the Agent) of the directors of the Foreign Subsidiaries, in an amount not to exceed $500,000 in the aggregate, for legal and professional fees and settlement costs directly incurred by such directors in connection with any litigation threatened or commenced against or liability incurred by such directors in respect of "trading while insolvent" claims (it being understood that such indemnities shall be senior to the Carve-Out and Liens and claims in favor of the Agent, the Banks and the Existing Lenders, and the Primed Vendors, and the current payment of which shall be permitted notwithstanding the existence of an Event of Default) and (iv) as permitted under this Agreement.

     SECTION 6.8. Chapter 11 Claims. Incur, create, assume, suffer to exist or permit any other Super-Priority Claim which is pari passu with or senior to the claims of the Agent and the Banks against the Borrower and the Guarantors hereunder, or apply to the Bankruptcy Court for authority so to do, except for the Carve-Out.

     SECTION 6.9. Dividends; Capital Stock. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes, provided that any Guarantor may pay dividends to the Borrower or to another Guarantor that is its parent corporation.

     SECTION 6.10. Transactions with Affiliates. Sell or transfer any property or assets to, or otherwise engage in any other transactions with, any of its Affiliates (provided that the Borrower and the Guarantors shall not be deemed Affiliates for this purpose), except that the Borrower or any Guarantor may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties.

     SECTION 6.11. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing, "Investments"), except for (i) ownership of the capital stock of each of the Guarantors listed on Schedule 3.5 by the Borrower and any other entity set forth on Schedule 3.5, (ii) Permitted Investments, and (iii) advances among the Borrower and the Guarantors (other than the Red Ant Entities) in the ordinary course, (iv) advances to Foreign Subsidiaries but only for the indemnities permitted by Section 6.7(iii), (v) any Investments received upon the sale or other liquidation of asset dispositions permitted hereunder, provided such Investments are pledged to the Agent as security for the Obligations, and (vi) advances to the Red Ant Entities during the thirty (30) day period following the date on which they have filed cases under Chapter 11 of the Bankruptcy Code and have become Guarantors pursuant to Section 5.14, in weekly amounts not to exceed $312,500 or $1,250,000 in the aggregate.

     SECTION 6.12 Disposition of Assets. Sell or otherwise dispose of any assets (including, without limitation, the capital stock of any Subsidiary or any copyrights or intellectual property) except for (i) sales of Inventory, leases, fixtures and equipment in the ordinary course of business, (ii) sales of the assets set forth on Schedule 6.12 hereto for fair market value and on terms reasonably satisfactory to the Agent and the Required Banks, (iii) sales or dispositions among any of the Guarantors and the Borrower and (iv) other sales of assets having a fair market value not exceeding $500,000 in the aggregate, provided, as to clauses (ii), (iii) and (iv) of this Section 6.12 that after giving effect to any such transaction, no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing, provided, further, that with respect to clause (ii) above, upon the execution of a "claw back" agreement among the Agent, the Banks and the Existing Lenders in form and substance satisfactory to the Agent and the Banks in the exercise of their sole discretion (the "Claw Back Agreement"), the Banks shall consent to the payment of the Net Cash Proceeds of sales of assets listed on Schedule 6.12 hereto (other than with respect to Indi and the Red Ant Entities) for application to amounts outstanding under the Existing Agreements, provided (x) that with respect to the sale or other liquidation of the Red Ant Entities, the Borrower shall promptly apply the Net Cash Proceeds thereof to any Loans then outstanding and (y) the Borrower shall apply an amount equal to 25% of the Net Cash Proceeds thereof to the principal under the Existing Agreements on December 31, 1997 and an additional amount equal to 25% of such Net Cash Proceeds thereof to the principal under the Existing Agreements on March 31, 1998 (or if the sale or other liquidation of Indi shall have occurred subsequent to December 31, 1997, the Borrower shall have applied an amount equal to 50% of the Net Cash Proceeds thereof to the principal under the Existing Agreements on March 31, 1998), it being understood that, prior to any required repayment hereunder with respect to the sale of Indi, the Borrower shall be permitted to use the Net Cash Proceeds thereof for working capital purposes not inconsistent with the terms of this Agreement, provided, that in the event that, upon the Termination Date, there exist any Loans or Letters of Credit outstanding, each of the Existing Lenders shall, within two Business Days of receipt of notice from the Agent, remit their pro-rata share of the aggregate amount of Loans outstanding and amounts necessary to cash collateralize outstanding Letters of Credit in an amount equal to 105% of the face amount of outstanding Letters of Credit in immediately available funds. Any such amounts which are not paid by any Existing Lender when due shall accrue interest at the rates provided for in Section 2.8 but the aggregate amount paid by any Lender shall not exceed the aggregate amount of Net Cash Proceeds paid to such Existing Lender. The Borrower hereby agrees that, to the extent any amounts are remitted to the Banks pursuant to the Claw Back Agreement, the claims of the Existing Lenders shall be reinstated in a like amount. All assignments of pre-petition interests and claims under the Existing Agreements shall, in addition to existing provisions, require the consent of the Agent in the exercise of its sole discretion.

     Notwithstanding anything to the contrary contained in this Section 6.12, in the absence of the execution of a Claw Back Agreement, all Net Cash Proceeds of the sale of assets set forth on Schedule 6.12 (other than the sale of the Red Ant Entities, which shall be applied to the Loans as provided above) shall be deposited into an interest-bearing segregated escrow account with the Agent as collateral security for the Obligations.

     SECTION 6.13 SG&A Expenses. Permitted selling, general and administrative operating expenses (exclusive of bad debt expense) of Indi and expenses incurred in a liquidation of Indi, for each period commencing on the Filing Date and ending on the date listed below to exceed, on a cumulative basis the amounts opposite such dates set forth below:

 Date                                                 Amount
 September 30,1997                                    $ 4,500,000
 December 31, 1997                                    $ 8,500,000
 March 31, 1998                                       $10,500,000
 each fiscal quarter thereafter                       $11,500,000

     SECTION 6.14 Nature of Business. Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Closing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code).

     SECTION 7. EVENTS OF DEFAULT

     SECTION 7.1. Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):

     (a) any material representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantors to the Banks under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

     (b) default shall be made in the payment of any (i) Fees or interest on the Loans when due, and such default shall continue unremedied for more than two (2) Business Days or (ii) principal of the Loans or other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, or (iii) amounts payable pursuant to Section 2.23(c), Section 6.12 and the Orders in respect of amounts outstanding under the Existing Agreements, including current interest or principal or fees and expenses under the Existing Agreements which are required to be made pursuant to Section 2.23(c) and the Orders, and such default shall continue unremedied for more than five (5) Business Days; or

     (c) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in
Section 6 hereof; or

     (d) default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days (provided that such period shall be three Business Days in the case of the weekly Borrowing Base Certificate to be delivered pursuant to
Section 5.6); or

     (e) the Borrower's or any of the Guarantors' Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code (other than (i) Red Ant Entities and (ii) any Guarantor having assets of less than $5,000.00); a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by the Borrower or any Guarantor for the approval of any other Super-Priority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Agent and the Banks against the Borrower or any Guarantor hereunder, or there shall arise any such pari passu or senior Super-Priority Claim; or

     (f) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) in any assets of the Borrower or any of the Guarantors (other than the Coral Springs distribution center subject to the existing industrial revenue bond Liens) which have a value in excess of $300,000 in the aggregate; or

     (g) any person or group (as defined in the Securities Exchange Act of 1934, as amended), other than Wasserstein & Co., and its Affiliates, BT Capital L.P. and its Affiliates, Joseph J. Bianco and Alvin N. Teller, shall acquire for the first time the direct or indirect ownership (constructive or otherwise), or the direct or indirect power to vote more than 30% of the outstanding voting stock of the Borrower; or

     (h) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court; or

     (i) an order of the Bankruptcy Court shall be entered in any of the Cases of the Borrower or any of the Guarantors appointing an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code and such order shall not be reversed or vacated within 30 days after the entry thereof; or

     (j) an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of 10 days, vacating, rescinding or otherwise modifying the Orders; or

     (k) any judgment or order as to a liability or debt for the payment of money (arising after the Filing Date in the case of the Borrower or any of the Guarantors) in excess of $500,000 (net of insurance payments) shall be rendered against the Borrower or any of the Guarantors and either (i) enforcement proceedings shall have been commenced and shall be continuing by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (l) any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower or any of the Guarantors which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, operations or assets of the Borrower and the Guarantors taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of the Borrower and the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agent or any Bank under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (m) the Borrower or the Guarantors shall make any Pre-Petition Payment other than (i) as permitted under the "first day orders" referred to in Section 4.1(l), (ii) as permitted under the Orders or Section 2.23(c), (iii) payments of interest in respect of the existing Liens securing industrial revenue bonds on the Coral Springs distribution center, or (iv) other Pre-Petition Payments in an aggregate amount in excess of $50,000 since the Filing Date or such other amount as may be mutually agreed to between the Borrower and the Agent, and authorized by one or more orders of the Bankruptcy Court; or

     (n) any (i) provision of a notice of intent to terminate a Plan pursuant to
Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (ii) institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA (each of (i) and (ii), a
"Termination Event") shall have occurred with respect to any Plan and shall continue unremedied for more than 10 days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event shall have occurred and then exist is equal to or greater than $5,000,000; or

     (o) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $5,000,000 allocable to post-petition obligations or requires payments exceeding $500,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by the Borrower or such ERISA
Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

     (p) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $5,000,000; or

     (q) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $5,000,000; or

     (r) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations or assets of the Borrower or the Guarantors, taken as a whole;

     (s) then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required Banks, the Agent shall, by notice to the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in the Cases and to the United States Trustee for the Southern District of New York), take one or more of the following actions, at the same or different times (provided, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Agent shall provide the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in the Cases and to the United States Trustee for the Southern District of New York) with five Business Days' written notice prior to taking the action contemplated thereby and provided, further, that upon receipt of notice referred to in the immediately preceding clause with respect to the accounts referred to in clause (iv) below, the Borrower may continue to make ordinary course disbursements from such accounts (other than the Letter of Credit Account) but may not withdraw or disburse any other amounts from such accounts): (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit in the Letter of Credit Account cash in an amount equal to the sum of 105% of the then outstanding Letters of Credit and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Agent in such amount; (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agent and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the Banks.

     SECTION 8. THE AGENT


     SECTION 8.1. Administration by Agent. The general administration of the Loan Documents shall be by the Agent. Each Bank hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

     SECTION 8.2. Advances and Payments.

     (a) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Banks, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the Banks agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

     (b) Any amounts received by the Agent in connection with this Agreement or the Notes (other than amounts to which the Agent is entitled pursuant to Sections 2.19, 8.6, 10.5 and 10.6), the application of which is not otherwise provided for in this Agreement shall be applied, first, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and second, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding on each Note and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Bank by the Agent shall be credited to that Bank, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Bank's correspondent account with the Agent, as such Bank and the Agent shall from time to time agree.

     SECTION 8.3. Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Bank (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Bank a participation in the Loans of such other Bank, so that the aggregate unpaid principal amount of each Bank's Loans and its participation in Loans of the other Banks shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Banks share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.1) or counterclaim with respect to any and all moneys owing by the Borrower to such Bank as fully as if such Bank was the original obligee thereon, in the amount of such participation.

     SECTION 8.4. Agreement of Required Banks. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Banks, action shall be taken by the Agent as provided for herein for and on behalf or for the benefit of all Banks upon the direction of the Required Banks, and any such action shall be binding on all Banks. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

     SECTION 8.5. Liability of Agent.

     (a) The Agent when acting on behalf of the Banks, may execute any of its duties under this Agreement by or through any of its officers, agents, and employees, and neither the Agent nor its directors, officers, agents, or employees shall be liable to the Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its directors, officers, agents, and employees shall in no event be liable to the Banks or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Banks or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither of the Agent, nor any of its directors, officers, employees, or agents shall be responsible to any Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

     (b) Neither the Agent nor any of its directors, officers, employees, or agents shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Bank or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or the Notes or any of the Loan Documents or in connection herewith or therewith.

     (c) The Agent, in its capacities as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

     SECTION 8.6. Reimbursement and Indemnification. Each Bank agrees (i) to reimburse (x) the Agent for such Bank's Commitment Percentage of any expenses and fees incurred for the benefit of the Banks under this Agreement, the Notes and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Agent for such Bank's Commitment Percentage of any expenses of the Agent incurred for the benefit of the Banks that the Borrower has agreed to reimburse pursuant to Section 10.5 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, or agents, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Notes or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Notes or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

     SECTION 8.7. Rights of Agent. It is understood and agreed that Chase shall have the same rights and powers hereunder (including the right to give such instructions) as the other Banks and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not the Agent of the Banks under this Agreement.

     SECTION 8.8. Independent Banks. Each Bank acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that the Agent shall bear no responsibility therefor.

     SECTION 8.9. Notice of Transfer. The Agent may deem and treat a Bank party to this Agreement as the owner of such Bank's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Bank shall have been received by the Agent.

     SECTION 8.10. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     SECTION 9. GUARANTY

     SECTION 9.1. Guaranty.

     (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

     (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent or a Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise;
(ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or a Bank to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

     (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a Bank to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or a Bank in favor of the Borrower or any other Guarantor, or to any other Person.

     (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

     (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, or any instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither the Agent, nor any of the Banks makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

     (f) Subject to the grace periods provided by Section 7.1, upon the Obligations becoming due and payable (by acceleration or otherwise), the Banks shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

     SECTION 9.2. No Impairment of Guaranty. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment in full), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or a Bank to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

     SECTION 10. MISCELLANEOUS

     SECTION 10.1. Notices. Notices and other communications provided for herein shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be mailed, telegraphed, telexed, transmitted, cabled or delivered to the Borrower or any Guarantor at 110 East 59th Street, 18th Floor, New York, New York 10022, Attention: Chief Financial Officer and to a Bank or the Agent to it at its address set forth on the signature pages of this Agreement, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender; in each case addressed to such party as provided in this Section 10.1 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agent notices pursuant to the preceding sentence and pursuant to Section 2 shall be effective only when received by the Agent. Copies of all notices and other communications given to the Agent shall go to Zalkin, Rodin & Goodman LLP, 750 Third Avenue, New York, New York 10017,
Attn: Richard S. Toder, Esq. Copies of all notices and other communications given to the Borrower shall go to Willkie, Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022-4677, Attn: Marc Abrams, Esq.

     SECTION 10.2. Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated and the issuance and delivery to the Banks of the Notes regardless of any investigation made by any Bank or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.

     SECTION 10.3. Successors and Assigns.

     (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Banks. Each Bank may sell participations to any Person in all or part of any Loan, or all or part of its Note or Commitment, in which event, without limiting the foregoing, the provisions of Section 2.15 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantors' liability, if any, under Sections 2.15 and 2.18 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.17, shall be determined as if such Bank had not sold such participation. In the event any Bank shall sell any participation, such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Banks, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder. The sale of any such participation shall not alter the rights and obligations of the Bank selling such participation hereunder with respect to the Borrower.

     (b) Each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it, provided, however, that
(i) other than in the case of an assignment to a Person at least 50% owned by the assignor Bank, or by a common parent of both, or to another Bank, the Agent and the Fronting Bank must give their respective prior written consent, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Commitment and/or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $5,000,000 (or $1,000,000 in the case of an assignment between Banks or their Affiliates) provided, that it shall be a condition precedent to the assignment of all or a portion of any Bank's interest under this Agreement that if such Bank is also an Existing Lender, such assignment shall also include an assignment of such Bank's interests under the Existing Agreements in the same percentage of interests as is being assigned in respect of the Commitments hereunder and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, and a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

     (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agents on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Bank.

     (d) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Banks shall treat each Person the name of which is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and the assignee thereunder and the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance,
(ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). Any Bank may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Bank, provided that no such assignment shall release a Bank from any of its obligations hereunder or substitute any such Bank for such Bank as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Bank, and without further order of the Bankruptcy Court, duly execute and deliver to the assigning Bank a promissory note or notes evidencing the Loans made to the Borrower to the assigning Bank hereunder.

     (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Bank by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.4.

     (g) The Borrower hereby agrees, to the extent set forth in the Commitment Letter to actively assist and cooperate with the Agent in the Agent's efforts to sell participations herein (as described in Section 10.3(a)) and assign to one or more Banks or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.3(b)).

     SECTION 10.4. Confidentiality. Each Bank agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) to any other person if reasonably incidental to the administration of the Loans, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Bank which is not permitted by this Agreement, (vi) in connection with any litigation to which the Agent, any Bank, or their respective Affiliates may be a party, (vii) to the extent reasonably required in connection with the exercise of any remedy hereunder,
(viii) to such Bank's legal counsel and independent auditors, and (ix) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.3(f) provided that in the case of clauses (iii), (iv) and (vi) above, the Agent shall give the Borrower notice of such disclosure.

     SECTION 10.5. Expenses. Documentary Taxes. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to pay all reasonable out-of-pocket expenses incurred by the Agent (including but not limited to the reasonable fees and disbursements of Zalkin, Rodin & Goodman LLP, and any other counsel that the Agent, shall retain and any internal or third-party consultants and auditors advising the Agent, or Chase Securities Inc.) in connection with the preparation, execution, delivery, administration of, and protection of their rights and the rights of any of the Banks under, this Agreement, and the other Loan Documents (and any amendments, modifications or waivers of the provisions of this Agreement, and the other Loan Documents), the making of the Loans and the issuance of the Letters of Credit, the syndication of the transactions contemplated hereby, the reasonable and customary costs, fees and expenses of the Agent in connection with its initial, monthly and other periodic field audits, monitoring of Inventory and publicity expenses, and all reasonable out-of-pocket expenses incurred by the Banks, the Fronting Bank, and the Agent in the enforcement or protection of the rights of any one or more of the Banks, the Fronting Bank, or the Agent in connection with this Agreement, the Notes or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Banks, the Fronting Bank, or the Agent. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

     SECTION 10.6. Indemnity. The Borrower and each of the Guarantors agree to indemnify and hold harmless the Agent and the Banks and their directors, officers, employees and agents (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities arising out of or resulting from the gross negligence or willful misconduct of such Indemnified Party.

     SECTION 10.7. CHOICE OF LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND BY THE BANKRUPTCY CODE.

     SECTION 10.8. No Waiver. No failure on the part of the Agent or any of the Banks to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Notes or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 10.9. Extension of Maturity. Should any payment of principal of or interest on the Notes or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

     SECTION 10.10. Amendments, etc.

     (a) No modification, amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of the Bank affected thereby (x) increase the Commitment of a Bank (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Bank), or (y) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder; and, provided, further, that no such modification or amendment shall without the written consent of (A) all of the Banks (i) waive, amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Banks, (ii) amend this Section 10.10 or the definition of Required Banks or
(iii) amend or modify the Super-Priority Claim status of the Banks contemplated by Section 2.23 or (B) the Supermajority Banks (i) approve the release of the Liens granted to the Agent and the Banks hereunder or under the other Loan Documents or the Orders or (ii) approve the release of any Guarantor. No such waiver, amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

     (b) Notwithstanding anything to the contrary contained in Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Banks and such modification or amendment is agreed to by the Super-majority Banks (as hereinafter defined), then with the consent of the Borrower and the Super-majority Banks, the Borrower and the Super-majority Banks shall be permitted to amend the Agreement without the consent of the Bank or Banks which did not agree to the modification or amendment requested by the Borrower (such Bank or Banks, collectively the "Minority Banks") to provide for (w) the termination of the Commitment of each of the Minority Banks, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-majority Banks, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Bank or Banks, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Banks immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Banks" shall mean, at any time, Banks, holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Banks having Commitments representing at least 66-2/3% of the Total Commitment. The Agent shall pay to the Minority Banks their pro rata portion of all accrued and unpaid interest and Fees in respect of the Loans and Letters of Credit through the date of such amendment provided for in the first sentence hereof within two Business Days of the dates on which such interest and Fees are paid to the Agent by the Borrower pursuant to the terms of this Agreement.

     SECTION 10.11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.12. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 10.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

     SECTION 10.14. Prior Agreements. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Bank or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the Fee Letter, including without limitation the Borrower's agreement to actively assist the Agent in the syndication of the transactions contemplated hereby referred to in Section 10.3(g) and including also the provisions of Section 2.22).

     SECTION 10.15. Further Assurances. Whenever and so often as reasonably requested by the Agent, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

     SECTION 10.16. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                          ALLIANCE ENTERTAINMENT CORP.

                                   By: /s/Timothy Dahltorp
                                      -------------------------------------
                                      Title:

                                      GUARANTORS:

                                      CONCORD RECORDS, INC.
                                      INDEPENDENT NATIONAL DISTRIBUTORS,  INC.
                                      AEC ONE STOP GROUP, INC.
                                      PASSPORT MUSIC  DISTRIBUTION,  INC.
                                      FL ACQUISITION  CORP.
                                      ALLIANCE VENTURES,  INC.
                                      EXECUSOFT,  INC.
                                      AEC ACQUISITION  CORP.
                                      CASTLE  COMMUNICATIONS (U.S.), INC.
                                      PASSPORT MUSIC WORLDWIDE, INC.
                                      AEC AMERICAS, INC.
                                      A.E. LAND CORP.
                                      ONE WAY RECORDS, INC.
                                      MATRIX SOFTWARE, INC.


                                   By:/s/Timothy Dahltorp
                                      --------------------------------------
                                      Title: Vice President
                                      of each of the foregoing

                                      RED ANT BOX, INC.
                                      RED ANT HOLDINGS, INC.
                                      BLACK ANT MUSIC, INC.
                                      ARMY ANT MUSIC, INC.
                                      VELVET ANT MUSIC, INC.

                                   By:
                                      --------------------------------------
                                      Title:  Chief Executive Officer
                                      of each of the foregoing

                                      RED ANT LLC


                                   By:
                                      --------------------------------------
                     Red Ant Box, Inc., its managing member


                                   By:
                                      -------------------------------
                                      Title:  Chief Executive Officer

                                      THE CHASE MANHATTAN BANK,
                                      Individually and as Agent

                                   By:/s/Jane B. Jacobs
                                      ------------------------------
                                      Title:Vice President
                                      270 Park Avenue
                                      New York, New York 10017

                                ANNEX A TO
                           REVOLVING CREDIT AND
                            GUARANTY AGREEMENT

                                 ANNEX A

                                    to

                  REVOLVING CREDIT AND GUARANTY AGREEMENT

                          Dated as of July 17, 1997



                                     Commitment            Commitment
Bank                                   Amount              Percentage
The Chase Manhattan Bank             $50,000,000            100.0000%
------------------------             -----------            ---------

TOTAL                                $50,000,000            100.0000%
                                     ===========            =========

                                                EXHIBIT A-1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------X

 In re
                                    :        Chapter 11

 ALLIANCE ENTERTAINMENT CORP.,      :        Case No. 97-B 44673 (BRL)
 et. al.,
                                             (Jointly Administered)
                  Debtors.          :

-----------------------------------X

                   INTERIM ORDER AUTHORIZING DEBTORS TO OBTAIN
               POST-PETITION FINANCING PURSUANT TO 11 U.S.C. ss.ss.364(c)(1),
               364(c)(2), 364(c)(3) and 364(d)(1), AND TO UTILIZE
             CASH COLLATERAL PURSUANT TO 11 U.S.C. ss.363; GRANTING
               ADEQUATE PROTECTION TO PRE-PETITION SECURED PARTIES
                          AND SCHEDULING FINAL HEARING

     Upon the motion (the "Motion") dated July 13, 1997 of Alliance Entertainment Corp., as Debtor and Debtor-in-Possession (the "Borrower"), and of Independent National Distributors, Inc., AEC One Stop Group, Inc., One Way Records, Inc., Concord Records, Inc., FL Acquisition Corp., Execusoft, Inc.,
Castle Communications (U.S.), Inc., AEC Americas, Inc., Passport Music Worldwide, Inc., Passport Music Distribution, Alliance Ventures, Inc., AEC Acquisitions Corp., Alliance Entertainment Corp., and Matrix Softwear Corp., each as a Debtor and Debtor-in-Possession (hereinafter referred to collectively as the "Guarantors"; the Borrower and the Guarantors hereinafter referred to collectively as the "Debtors"),

     (i) seeking this Court's authorization, pursuant to Sections 364(c)(1), 364(c)(2), 364(c)(3) and 364(d)(1) of the United States Bankruptcy Code, 11 U.S.C. ss.ss.101, et seq. (the "Code"), and Bankruptcy Rule 4001, for the Borrower to (1) obtain post-petition financing (the "Financing"), and for the Guarantors to guaranty the payment of such obligations, up to the principal amount of $50,000,000 from The Chase Manhattan Bank ("Chase" or "Agent"), 270 Park Avenue, New York, New York 10017, with Chase acting as Agent for itself and a syndicate of financial institutions to be arranged by Chase (together with Chase, the "Banks"), (w) with priority over any and all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Code pursuant to
Section 364(c)(1) of the Code, (x) to be secured pursuant to Section 364(c)(2) of the Code by a perfected first priority security interest in and lien upon all
(A) unencumbered pre- and post-petition property of the Debtors that is held, beneficially or of record, by the Borrower or any of the Guarantors and (B) cash maintained in the Letter of Credit Account (as defined in the Credit Agreement hereinafter referred to) and any investment of the funds contained therein (all of such property referred to in this clause (x) (B) being hereinafter referred to as the "Credit Agreement Cash Collateral"), (y) to be secured pursuant to
Section 364(c)(3) of the Code by a perfected security interest in and lien upon all pre- and post-petition property of the Debtors (other than the property described in (z) below, as to which the liens and security interests in favor of the Agent will be as described in such clause) that is subject to valid and perfected liens in existence on the date of the petitions herein or perfected post-petition pursuant to Section 362(b)(18) of the Code (to the extent that under State or federal law, such liens are senior to the liens granted to the Agent and the Banks herein and prime existing liens), junior to such valid and perfected liens, and (z) to be secured pursuant to Section 364(d)(1) of the Code by a perfected first priority senior priming security interest in and lien upon all pre- and post-petition property of the Borrower and the Guarantors (including, without limitation, inventory, equipment, accounts receivable, intellectual property and the capital stock of certain subsidiaries of the Borrower and the proceeds of all of the foregoing) that is subject to the existing liens presently securing the Debtors' indebtedness owing to (i) certain lenders (the "Pre-Petition Secured Lenders") under or in connection with that certain Third Amended and Restated Credit Agreement, dated as of July 25, 1995 and the Loan Documents referred to therein (as each has heretofore been amended, collectively, the "Existing Credit Agreements"), among the Borrower, AEC Holdings (UK) Limited, Castle Communications Limited and other institutions from time to time parties thereto, and The Chase Manhattan Bank, N.A., as agent, and
(ii) pursuant to those certain security agreements and vendor subordination agreements (identified on Schedule A hereto) among any of the Debtors or Guarantors and Polygram Group Distribution, Inc., ("Polygram"), BMG Music ("BMG"), Sony Discos, Inc. ("Sony"), Sony Music Entertainment, Inc. ("SME"), Relativity Entertainment Dist., Inc. ("Relativity"), c/o Sony Music Entertainment, Inc., Cema Distribution, a Division of Capitol Records, Inc. ("Cema"), UNI Distribution Corp. ("UNI"), Warner/Electra/Atlantic Corp. ("WEA") and TDK Electronics Corporation ("TDK" and together with Polygram, BMG, Sony, Relativity, SME, Cema, UNI and WEA, the "Vendors") (as each of the foregoing has heretofore been amended, collectively the "Existing Vendor Agreements", and together with the Existing Credit Agreements, the "Existing Agreements"), and other loan documentation executed in connection therewith, senior in all respects to such existing liens and to any liens granted after the date of the petitions herein to provide adequate protection in respect of such liens (all of the foregoing property specified in clauses (x), (y) and (z) above, being hereinafter collectively referred to in this Order as the "Collateral") and (2) provide adequate protection to the Pre-Petition Secured Lenders and the Vendors (and, together with the Pre-Petition Secured Lenders, the "Primed Parties"), whose liens and security interests are being primed by the Financing,

     (ii) seeking this Court's authorization, pursuant to Section 363(c)(2) of the Code, for the use of cash collateral (as such term is defined in the Code) in which the Primed Parties have an interest and for the provision of adequate protection to the Primed Parties,

     (iii) requesting, pursuant to Bankruptcy Rule 4001, that an interim hearing (the "Interim Hearing") on the Motion be held on Wednesday, July 16, 1997 for this Court to consider entry of an interim order authorizing the Borrower to forthwith borrow or obtain letters of credit up to an aggregate of $20,000,000 of the Financing from the Banks, authorizing the use by the Debtors of cash collateral and granting the adequate protection hereinafter described, and

     (iv) requesting that a final hearing (the "Final Hearing") thereafter be held for this Court to consider entry of an order authorizing the balance of the Financing, as set forth in the Motion and the loan documentation filed with this Court; and pursuant to Bankruptcy Rule 4001(c)(1), and as otherwise provided in the Order to Show Cause in Respect of Motion for Orders Pursuant to Bankruptcy Code Sections 105, 361, 362, 363 and 364 and Bankruptcy Rules 2002, 4001 and 9014: (A) Authorizing Debtors In Possession to Obtain (i) Interim and Final Secured Postpetition Financing with Priority Over All Other Indebtedness, (ii) Emergency, Interim and Final Use of Cash Collateral; (B) Providing Adequate Protection; (C) Approving Agreements Related to Foregoing; (D) Scheduling Interim and Final Hearings and Prescribing Form and Manner of Notice; and (E) Granting Related Relief dated July 14, 1997 (the "Order to Show Cause") due notice under the circumstances of the Motion having been given by the Debtors to the thirty largest unsecured creditors of the Debtors on a combined basis, the Primed Parties and the United States Trustee for the Southern District of New York and upon all of the pleadings filed with this Court and all of the proceedings had before this Court, and upon the record of the Hearing held on this matter on July 16, 1997 and after due deliberation and consideration and sufficient cause appearing therefor;

     IT IS, FOUND,  DETERMINED,  ORDERED AND  ADJUDGED,  that:

     1. This Court has core jurisdiction over these proceedings and the parties and property affected hereby pursuant to 28 U.S.C. ss.ss.157(b) and 1334.

     2. No other or further notice of the Motion's request for interim approval of the Financing and of the Interim Hearing need be provided, and any requirement for such other or further notice is hereby dispensed with and waived.

     3. Without prejudice to the rights of any other party to challenge such findings for a period of sixty days from the date of entry of this Interim Order, the Debtors admit that, in accordance with the terms of the Existing Credit Agreements, the Borrower and the Guarantors are truly and justly indebted to the Pre-Petition Secured Lenders, without defense, counterclaim, offset or recoupment of any kind, and that as of the date of the petitions herein (i) the Borrower and the Guarantors were liable to the Pre-Petition Secured Lenders in the aggregate principal amount of approximately $187,492,945, in respect of loans made and letters of credit issued by the Pre-Petition Secured Lenders pursuant to the Existing Credit Agreements, plus interest thereon, plus fees and expenses (including reasonable attorneys fees) incurred in connection therewith as provided in the Existing Credit Agreements and (ii) the Guarantors were contingently liable to the Pre-Petition Secured Lenders in respect of the guarantees by the Guarantors in respect of the Existing Agreements.

     4. Without prejudice to the rights of any other party to challenge such findings for a period beginning upon the earlier of (x) seventy days from the date of entry of this Interim Order and (y) sixty days from the appointment of an official committee for unsecured creditors, the Debtors further admit that, by reason of the Existing Credit Agreements, their obligations thereunder are secured by enforceable and perfected liens and security interests granted by the Borrower and the Guarantors to the Pre-Petition Secured Lenders upon and in all of the Borrower's and the Guarantors' right, title and interest in, to and under the property of each described in the Existing Credit Agreements to which they are party (including the set-off rights described in paragraph 5 below), including, without limitation, inventory, equipment, accounts receivable, intellectual property and the capital stock of certain subsidiaries of the Borrower and the proceeds of all of the foregoing.

     5. As of the date of the petitions herein, funds on deposit at Chase and various of the other Pre-Petition Secured Lenders were subject to rights of set-off under applicable law and the Existing Agreements and, by virtue of such set-off rights, are subject to a lien in favor of such Pre-Petition Secured
Lenders pursuant to Sections 506(a) and 553 of the Code. Pursuant to the Existing Credit Agreements, such Pre-Petition Secured Lenders are obligated to share the benefit of such lien with the other Pre-Petition Secured Lenders party to such Existing Credit Agreements based upon their respective pro rata shares of the obligations under such agreements. Accordingly, any proceeds of the pre-petition collateral (including cash on deposit at the Pre-Petition Secured Lenders as of the date of the petitions herein) are cash collateral of the Pre-Petition Secured Lenders within the meaning of Section 363(a) of the Code("Cash Collateral"). The Pre-Petition Secured Lenders are entitled, pursuant to Sections 361, 363(e) and 364(d)(1) of the Code, to adequate protection of their interest in the pre-petition collateral, including the Cash Collateral, for any diminution in value of the pre-petition collateral, including, without limitation, resulting from the use of the Cash Collateral, the incurrence by the Debtors of post-petition financing secured by priming liens on the pre-petition collateral, the use, sale or lease of the pre-petition collateral (other than the Cash Collateral) and the imposition of the automatic stay.

     6. The Borrower has an immediate need to obtain financing in order to permit, among other things, the orderly continuation of the operation of its
business  and  the   businesses  of  the   Guarantors,   to  maintain   business
relationships with vendors and suppliers, to make certain strategic capital expenditures and investments and to satisfy other working capital needs. The Borrower is unable to obtain adequate unsecured credit allowable under Section 503(b)(1) of the Code as an administrative expense. A facility in the amount provided by the Financing is unavailable to the Borrower without the Borrower and the Guarantors granting to the Banks (i) pursuant to Section 364(c)(1) of the Code, allowed claims, with respect to all indebtedness and obligations of the Borrower and the Guarantors under the Credit Agreement, having priority over any and all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Code, (ii) pursuant to Section 364(c)(2) of the Code, security for such obligations by the granting of a perfected first priority senior security interest in and lien upon (x) all of the Collateral that is not encumbered by liens in favor of the Primed Parties or any other party or entity and (y) the Credit Agreement Cash Collateral, (iii) pursuant to Section 364(c)(3) of the Code, security for such obligations by the granting of a perfected junior priority security interest in and lien upon all of the Collateral (other than the Collateral that is described in clause (iv) below, as to which the security interest and lien in favor of the Agent shall be as described in such clause) that is subject to valid and perfected liens in existence on the date of the petitions herein or perfected post-petition pursuant to Section 362(b)(18) of the Code (to the extent that under State and federal law such liens are senior to the liens granted to the Agent and the Banks herein and prime existing liens) and (iv) pursuant to Section 364(d)(1) of the Code, security for such obligations by the granting of a first priority senior priming security interest in and lien upon all of the Collateral that is subject to existing liens in favor of the Primed Parties, senior in all respects to such existing liens and to any liens granted after the date of the petitions herein to provide adequate protection in respect of such liens, subject, in the cases of clauses (i) through (iv) above, to the Carve-Out, as defined herein. The ability of the Borrower and the Guarantors to obtain sufficient working capital and liquidity through the incurrence of new indebtedness for borrowed money and other financial accommodations is vital to the Borrower and the Guarantors. The preservation and maintenance of the going concern values of the Borrower and the Guarantors is integral to a successful reorganization of the Debtors pursuant to the provisions of Chapter 11 of the Code.

     7. The terms of the Financing are fair and reasonable, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duty and are supported by reasonably equivalent value and fair consideration. The Financing has been negotiated in good faith and at arm's-length between the Debtors and the Agent and any credit extended, letters of credit issued and loans made to the Debtors by the Banks pursuant to the Revolving Credit and Guaranty Agreement dated as of July 17, 1997 shall be deemed to have been extended by the Banks in good faith, as that term is used in Section 364(e) of the Code.

     8. The Documents (as defined below) are hereby approved in their entireties and the Borrower is immediately authorized to borrow or obtain letters of credit pursuant to the Credit Agreement, and the Guarantors may guaranty such borrowings, up to an aggregate of $_________. Notwithstanding anything herein to the contrary, no Loans or Letters of Credit under the Credit Agreement, Cash Collateral or any portion of the Carve-Out (as defined below) may be used to object to or contest in any manner, or raise any defenses to, the validity, perfection, priority, enforceability or amount of the obligations of the Debtors under the Existing Credit Agreements or any security interests or liens securing such obligations, or to investigate (other than by professionals of an official committee during the period permitted by this order, as set forth in paragraphs 3 and 4 herein) or assert any claims or causes of action against the Pre-Petition Secured Lenders or any agent under the Existing Credit Agreements.

     9. The Debtors are expressly authorized and empowered to execute and deliver, among other documents, the Credit Agreement and the Security and Pledge Agreement to which such Debtors are party (as each such term is defined in the Credit Agreement) in substantially the forms heretofore filed with this Court (the "Documents"). The Debtors are hereby authorized to perform and do all acts that may be required in connection with the Documents. Upon execution and delivery of the Documents, the Documents shall constitute valid and binding obligations of the Debtors party thereto, enforceable against each Debtor party thereto in accordance with their terms.

     10. For all of the Debtors' obligations and indebtedness arising under the Financing and the Documents, the Agent and the Banks are granted pursuant to
Section 364(c)(1) of the Code an allowed claim having priority over any and all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Code, subject only in the event of the occurrence and continuation of an unwaived Event of Default (as defined in the Credit Agreement) or an event that would constitute an Event of Default with the giving of notice or lapse of time or both to the payment of (x) accrued and unpaid and future fees and disbursements incurred by the Debtors' professionals and any statutory committee professionals appointed in the Debtors' Chapter 11 cases (the "Cases") in an aggregate amount not in excess of $2,500,000, (y) certain indemnification claims of directors of foreign subsidiaries of Borrower in an amount not to exceed $500,000, all as more fully described in the Credit Agreement, and (z) fees pursuant to 28 U.S.C. ss.1930 (collectively, the "Carve-Out"), provided that (i) following the Termination Date (as defined in the Credit Agreement) amounts in the Letter of Credit Account shall not be subject to the Carve-Out and (ii) the Carve-Out shall not include any professional fees or disbursements incurred in connection with investigating or asserting any claims or causes of action against the Banks, the Pre-Petition Secured Lenders, the Agent or the agent under the Existing Credit Agreements (including discovery proceedings in anticipation thereof) and/or investigating or challenging the validity, perfection, priority, enforceability, avoidance, extent or amount of any security interest, lien or claim of the Pre-Petition Secured Lenders or the agent under the Existing Credit Agreements (provided that an investigation by professionals of a single statutory committee with respect to the validity, perfection, priority, enforceability, avoidance, extent or amount of any security interest, lien or claim of the Pre-Petition Secured Lenders or the Agent under the Existing Credit Agreements during the period permitted by this Order, as set forth in paragraphs 3 and 4 herein is covered by the Carve-Out). No other claim having a priority superior or pari passu with that granted by this Order to the Agent and the Banks shall be granted while any portion of the Financing or the commitment thereunder remains outstanding.

     11. Debtors shall be permitted to pay administrative expenses allowed and payable under Sections 330 and 331 of the Code, as the same may be due and payable, and so long as an unwaived Event of Default or an event with the giving of notice or lapse of time or both would constitute an Event of Default shall not have occurred, such payments shall not be applied against the Carve-Out. Except to the extent of the Carve-Out, no expenses of administration of the Cases or any future proceeding or case which may result therefrom, including liquidation in bankruptcy or other proceedings under the Code, shall be charged against the Collateral, pursuant to Section 506(c) of the Code or otherwise, without the prior written consent of the Agent and the Required Banks referred to in the Credit Agreement granted pursuant to the Credit Agreement and no such consent shall be implied from any other action, inaction, or acquiescence by the Agent or the Banks.

     12. As security for all of the Debtors' obligations and indebtedness arising under the Financing and the Documents, the Agent on behalf of the Banks is hereby granted (effective immediately and without the necessity of the execution by the Debtors of mortgages, security agreements or otherwise), (x) pursuant to Section 364(c)(2) of the Code, a perfected first priority senior security interest in and lien upon all unencumbered Collateral and on the Credit Agreement Cash Collateral, (y) pursuant to Section 364(c)(3) of the Code, a perfected junior priority security interest in and lien upon encumbered Collateral (other than the Collateral described in clause (z) below, as to which the security interest and lien in favor of the Agent will be as described in such clause) that is subject to valid and perfected liens in existence on the date of the petitions herein or which are perfected post-petition pursuant to
Section 362(b)(18) of the Code and (z) pursuant to Section 364(d)(1) of the Code, a perfected first priority senior priming security interest in and lien upon all of the Collateral that is subject to existing liens in favor of the Primed Parties, such security interests and liens being senior in all respects to any and all present and future liens, if any, which encumber the Collateral referred to in this clause (z) and any liens granted after the filing of the petitions to provide adequate protection in respect of such existing liens, in each case subject only to the Carve-Out, provided that following the Termination Date (as defined in the Credit Agreement) amounts in the Letter of Credit Account shall not be subject to the Carve-Out. The security interests and liens granted to the Agent on behalf of the Banks hereunder shall not be (i) subject to any lien or security interest which is avoided and preserved for the benefit of the Debtors' estates under Section 551 of the Code or (ii) subordinated to or made pari passu with any other lien or security interest under Section 364(d) of the Code or otherwise.

     13. Debtors are hereby authorized to use all Cash Collateral of the Primed Parties, provided that the Primed Parties are granted adequate protection as hereinafter set forth and as set forth in the Credit Agreement.

     14. As adequate protection for (x) the use by the Debtors of Cash Collateral and any other property upon which security interests and liens have been previously granted by the Debtors to the Pre-Petition Secured Lenders and
(y) the priming of such security interests and liens by the Banks pursuant to the Financing and this Order, the Pre-Petition Secured Lenders (A) shall receive from the Debtors cash payments in an amount that is equal to current interest payments and letter of credit fees at the applicable non-default rates provided for under the Existing Credit Agreements (including any unreimbursed drawn amounts under letters of credit issued pursuant to any of the Existing Credit Agreements) and on the dates specified therein for the payment of interest (B) are granted (limited in amount to the aggregate diminution, if any, subsequent to the commencement of the Cases in the value of the interests of the Pre-Petition Secured Lenders in the pre-petition Collateral resulting from such utilization and priming), a replacement security interest in and lien upon all the Collateral, subject and subordinate to (i) pre-existing liens, (ii) the security interests and liens granted to the Banks in this Order and pursuant to the Documents, and (iii) the Carve-Out, (C) are granted a priority claim pursuant to Section 507(b) of the Code (limited in amount to the aggregate diminution, if any, subsequent to the commencement of the Cases in the value of the interests of Pre-Petition Secured Lenders in the pre-petition Collateral resulting from such utilization and priming), subject and subordinate to the Carve-Out and (D) shall receive reimbursement on a monthly basis of reasonable expenses incurred by the agent for the Pre-Petition Secured Lenders (including reasonable attorneys fees) prior to and after the date of these Cases in connection with the administration of the Existing Credit Agreements, collection efforts and enforcement of rights under the Existing Credit Agreements.

     15. As adequate protection for (x) the use by the Debtors of Cash Collateral and any other property upon which security interests and liens have been previously granted by the Debtors to each of the Vendors pursuant to the Vendor Agreements and (y) the priming of such security interests and liens by the Banks pursuant to the Financing and this Order, each of the Vendors (A) is granted (limited in amount to the aggregate diminution, if any, subsequent to the commencement of the Cases in the value of the interests of such Vendor in the pre-petition Collateral resulting from such utilization and priming) a replacement security interest in and lien upon the inventory of such Vendor held by any Debtor who granted such Vendor such pre-petition security interests and liens and all other non-inventory assets of the Borrower and the Guarantors, subject and subordinate to (i) pre-existing liens, (ii) the security interests and liens granted to the Banks in this Order and pursuant to the Documents,
(iii) the security interests and liens granted to the Pre-Petition Secured Lenders in this Order, and (iv) the Carve-Out, (B) is granted a priority claim pursuant to Section 507(b) of the Code (limited in amount to the aggregate diminution, if any, subsequent to the commencement of the Cases in the value of the interests of each of the Vendors in the pre-petition Collateral resulting from such utilization and priming), subject and subordinate to the Carve-out and to the priority claim granted to the Pre-Petition Secured Lenders and (C) shall receive reimbursement on a monthly basis of reasonable legal fees and expenses incurred by each of the Vendors after the date of these Cases in aggregate amount not to exceed $25,000 per Vendor in connection with the collection efforts and enforcement of their respective rights in connection with amounts owing to such Vendors.

     16. The Court finds that the adequate protection provided herein is reasonable and sufficient to protect the interests of the Primed Parties and so long as there are any borrowings or Letters of Credit outstanding, or the Commitment is in effect, the Primed Parties shall not take any action in the Court or otherwise (i) seeking payment of the obligations under the Existing Agreements or other agreements or (ii) related to enforcement of rights or remedies with respect to liens on the assets of the Borrower and Guarantors.

     17. The Agent, the Banks, and the Primed Parties granted security interests and liens hereunder shall not be required to file or record financing statements, mortgages, notices of lien or similar instruments in any jurisdiction (including, without limitation, with the United States Patent and Trademark Office or the United States Copyright Office) or take any other action in order to validate and perfect the security interests and liens granted to them pursuant to this Order. If the Agent, the Banks or any of the Primed Parties shall, in their sole discretion, choose to file such financing statements, mortgages, notices of lien or similar instruments or otherwise confirm perfection of such security interests and liens, all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of this Order. The Primed Parties shall not file such financing statements, mortgages, notices of lien or similar instruments, or otherwise confirm perfection of such security interests and liens, unless the Agent and the Banks shall theretofore have done so.

     18. Upon request of the Agent, the Primed Parties are directed to take, execute and deliver such instruments and do all things necessary to perfect, preserve and enforce the security interests and liens granted to the Agent for the benefit of the Banks by the Documents and this Order including without limitation, delivery to the Agent of any capital stock of the Borrower or Guarantors held in pledge by the Primed Parties.

     19. The Pre-Petition Secured Lenders are directed to immediately turn over to the Debtors all Cash Collateral held by them.

     20. Each of the Debtors is authorized and directed to do and perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the execution of security agreements, mortgages and financing statements) and, to pay fees, which may be reasonably required or necessary for the Debtors' performance under the Financing, including, without limitation: (i) the execution of the Documents, (ii) the execution of one or more amendments to the Credit Agreement for, among other things, the purpose of adding additional financial institutions as Banks and reallocating the commitments for the Financing among the Banks in such form as the Debtors, the Agent and the Banks may agree, and (iii) the non-refundable payment to Chase or the Banks, as the case may be, of the Fees referred to in the Credit Agreement and such Letter of Credit Fees, Commitment Fees and reasonable costs and expenses as may be due from time to time including, without limitation, reasonable attorneys' fees and disbursements as provided in the Documents, all as such terms are defined in the Documents.

     21. Subject only to the provisions of Section 7.1 of the Credit Agreement, the automatic stay provisions of Section 362 of the Code are vacated and modified to the extent necessary so as to permit the Agent and the Banks to exercise, upon the occurrence of an Event of Default, all rights and remedies provided for in the Documents (including, without limitation, the right to setoff monies of the Debtors in accounts maintained with the Agent or any Bank). The Debtors' right to use Cash Collateral shall terminate on the Termination Date (as defined in the Credit Agreement).

     22. The Documents and the provisions of this Order shall be binding upon the Banks, the Primed Parties and the Debtors and their respective successors and assigns (including any Chapter 7 or Chapter 11 trustee hereinafter appointed or elected for the estate of any of the Debtors) and inure to the benefit of the Banks, the Primed Parties and the Debtors and (except with respect to any trustee hereinafter appointed or elected for the estate of any of the Debtors) their respective successors and assigns.

     23. No order dismissing any of the Cases under Section 1112 of the Code or otherwise shall be entered unless prior to the entry thereof, either (i) all obligations and indebtedness owing to the Agent and the Banks shall have been paid in full, or with respect to outstanding letters of credit, the same shall have been fully cash collateralized in accordance with the provisions of the Credit Agreement or (ii) all material assets of the Debtors shall have been
liquidated  and  the  proceeds  thereof   distributed  in  accordance  with  the
priorities established by this Order and the Code. If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed, such reversal, stay, modification or vacation shall not affect (x) the validity and enforceability of any obligation, indebtedness or liability incurred by the Debtors to the Banks prior to written notice to the Agent of the effective date of such reversal, stay, modification or vacation, or (y) the validity and enforceability of any security interest, lien or priority authorized or created hereby or pursuant to the Credit Agreement. Notwithstanding any such reversal, stay, modification or vacation, any indebtedness, obligation or liability incurred by the Debtors to the Banks prior to written notice to the Agent of the effective date of such reversal, stay, modification or vacation shall be governed in all respects by the original provisions of this Order, and the Banks shall be entitled to all the rights, remedies, privileges and benefits, granted herein and pursuant to the Credit Agreement with respect to all such indebtedness, obligation or liability. The obligations of the Debtors under the Financing shall not be discharged by the entry of an order confirming a plan of reorganization in any of the Cases and, pursuant to Section 1141(d)(4) of the Code, the Debtors have waived such discharge.

     24. The Final Hearing on the Motion is scheduled for _________, 1997 at ______ a.m. before this Court.

     25. Under the circumstances, the notice given by the Debtors of the Motion and of the Interim Hearing constitutes due and sufficient notice of the Motion and of the Interim Hearing. Debtors shall promptly mail by __________, 1997 copies of this Order to the parties who were given notice of the Interim Hearing and to any other party which has filed a request for notices with either the Court (by 12 noon on _________, 1997) or the Debtors' counsel, and to any Official Committee after the same has been appointed, or to Committee counsel, if the same shall have been appointed. Any party in interest objecting to the relief sought at the Final Hearing shall serve and file written objections; which objections shall be served upon (i) Willkie, Farr & Gallagher, 153 East 53rd Street, New York, New York, 10022, Attention: Marc Abrams, Esq., Attorneys for the Debtors; (ii) Zalkin, Rodin & Goodman LLP, 750 Third Avenue, New York, New York 10017, Attention: Richard S. Toder, Esq., Attorneys for the Agent; Milbank Tweed Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005-1413, Attention: David C.L. Frauman, Esq., Attorneys for the Agent for the Pre-Petition Secured Lenders; Morgan Lewis & Bockius, 2000 One Logan Square, Philadelphia, Pennsylvania 19103-6993, Attention: Michael Bloom, Esq., Attorneys for certain Vendors; and (iii) Office of the United States Trustee for the Southern District of New York and shall be filed with the Clerk of the United States Bankruptcy Court for the Southern District of New York, so as to be received no later than 5:00 p.m. three (3) days before such hearing.

New York,  New York
Dated:  July ___,  1997

                               --------------------------------
                                 UNITED STATES BANKRUPTCY JUDGE

                                             EXHIBIT A-2
Doc. No. 12714

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------X

In re
                                   :        Chapter 11

ALLIANCE ENTERTAINMENT CORP.,      :
et. al.,
                    Debtors.
                                   :        Case No. 97-B 44673 (BRL)
                                            (Jointly Administered)
-----------------------------------X

                    FINAL ORDER AUTHORIZING DEBTORS TO OBTAIN
         POST-PETITION FINANCING PURSUANT TO 11 U.S.C. ss.ss.364(c)(1),
               364(c)(2), 364(c)(3) and 364(d)(1), AND TO UTILIZE
             CASH COLLATERAL PURSUANT TO 11 U.S.C. ss.363; GRANTING
               ADEQUATE PROTECTION TO PRE-PETITION SECURED PARTIES
                          AND SCHEDULING FINAL HEARING

     Upon the motion (the "Motion") dated July 13, 1997 of Alliance Entertainment Corp., as Debtor and Debtor-in-Possession (the "Borrower"), and of Independent National Distributors, Inc., AEC One Stop Group, Inc., One Way Records, Inc., Concord Records, Inc., FL Acquisition Corp., Execusoft, Inc.,
Castle Communications (U.S.), Inc., AEC Americas, Inc., Passport Music Worldwide, Inc., Passport Music Distribution, Alliance Ventures, Inc., AEC Acquisitions Corp., Alliance Entertainment Corp., and Matrix Softwear Corp., each as a Debtor and Debtor-in-Possession (hereinafter referred to collectively as the "Guarantors"; the Borrower and the Guarantors hereinafter referred to collectively as the "Debtors"),

     (i) seeking this Court's authorization, pursuant to Sections 364(c)(1), 364(c)(2), 364(c)(3) and 364(d)(1) of the United States Bankruptcy Code, 11 U.S.C. ss.ss.101, et seq. (the "Code"), and Bankruptcy Rule 4001, for the Borrower to (1) obtain post-petition financing (the "Financing"), and for the Guarantors to guaranty the payment of such obligations, up to the principal amount of $50,000,000 from The Chase Manhattan Bank ("Chase" or "Agent"), 270 Park Avenue, New York, New York 10017, with Chase acting as Agent for itself and a syndicate of financial institutions to be arranged by Chase (together with Chase, the "Banks"), (w) with priority over any and all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Code pursuant to
Section 364(c)(1) of the Code, (x) to be secured pursuant to Section 364(c)(2) of the Code by a perfected first priority security interest in and lien upon all
(A) unencumbered pre- and post-petition property of the Debtors that is held, beneficially or of record, by the Borrower or any of the Guarantors and (B) cash maintained in the Letter of Credit Account (as defined in the Credit Agreement hereinafter referred to) and any investment of the funds contained therein (all of such property referred to in this clause (x) (B) being hereinafter referred to as the "Credit Agreement Cash Collateral"), (y) to be secured pursuant to
Section 364(c)(3) of the Code by a perfected security interest in and lien upon all pre- and post-petition property of the Debtors (other than the property described in (z) below, as to which the liens and security interests in favor of the Agent will be as described in such clause) that is subject to valid and perfected liens in existence on the date of the petitions herein or perfected post-petition pursuant to Section 362(b)(18) of the Code (to the extent that under State or federal law, such liens are senior to the liens granted to the Agent and the Banks herein and prime existing liens), junior to such valid and perfected liens, and (z) to be secured pursuant to Section 364(d)(1) of the Code by a perfected first priority senior priming security interest in and lien upon all pre- and post-petition property of the Borrower and the Guarantors (including, without limitation, inventory, equipment, accounts receivable, intellectual property and the capital stock of certain subsidiaries of the Borrower and the proceeds of all of the foregoing) that is subject to the existing liens presently securing the Debtors' indebtedness owing to (i) certain lenders (the "Pre-Petition Secured Lenders") under or in connection with that certain Third Amended and Restated Credit Agreement, dated as of July 25, 1995 and the Loan Documents referred to therein (as each has heretofore been amended, collectively, the "Existing Credit Agreements"), among the Borrower, AEC Holdings (UK) Limited, Castle Communications Limited and other institutions from time to time parties thereto, and The Chase Manhattan Bank, N.A., as agent, and
(ii) those certain security agreements and vendor subordination agreements (identified on Schedule A hereto) among any of the Debtors or Guarantors and Polygram Group Distribution, Inc., ("Polygram"), BMG Music ("BMG"), Sony Discos, Inc. ("Sony"), Sony Music Entertainment, Inc. ("SME"), Relativity Entertainment Dist., Inc. ("Relativity"), c/o Sony Music Entertainment, Inc., Cema Distribution, a Division of Capitol Records, Inc. ("Cema"), UNI Distribution Corp. ("UNI"), Warner/Electra/Atlantic Corp. ("WEA") and TDK Electronics Corporation ("TDK" and together with Polygram, BMG, Sony, Relativity, SME, Cema, UNI and WEA, the "Vendors") (as each of the foregoing has heretofore been amended, collectively the "Existing Vendor Agreements", and together with the Existing Credit Agreements, the "Existing Agreements"), and other loan documentation executed in connection therewith, senior in all respects to such existing liens and to any liens granted after the date of the petitions herein to provide adequate protection in respect of such liens (all of the foregoing property specified in clauses (x), (y) and (z) above, being hereinafter collectively referred to in this Order as the "Collateral") and (2) provide adequate protection to the Pre-Petition Secured Lenders and the Vendors (and, together with the Pre-Petition Secured Lenders, the "Primed Parties"), whose liens and security interests are being primed by the Financing,

     (ii) seeking this Court's authorization, pursuant to Section 363(c)(2) of the Code, for the use of cash collateral (as such term is defined in the Code) in which the Primed Parties have an interest and for the provision of adequate protection to the Primed Parties,

     (iii) requesting, pursuant to Bankruptcy Rule 4001, that an interim hearing (the "Interim Hearing") on the Motion be held on Wednesday, July 16, 1997 for this Court to consider entry of an interim order authorizing the Borrower to forthwith borrow or obtain letters of credit up to an aggregate of $20,000,000 of the Financing from the Banks, authorizing the use by the Debtors of cash collateral and granting the adequate protection hereinafter described, and

     (iv) requesting that a final hearing (the "Final Hearing") thereafter be held for this Court to consider entry of an order authorizing the balance of the Financing, as set forth in the Motion and the loan documentation filed with this Court; and pursuant to Bankruptcy Rule 4001(c)(1), and as otherwise provided in the Order to Show Cause in Respect of Motion for Orders Pursuant to Bankruptcy Code Sections 105, 361, 362, 363 and 364 and Bankruptcy Rules 2002, 4001 and 9014: (A) Authorizing Debtors In Possession to Obtain (i) Interim and Final Secured Postpetition Financing with Priority Over All Other Indebtedness, (ii) Emergency, Interim and Final Use of Cash Collateral; (B) Providing Adequate Protection; (C) Approving Agreements Related to Foregoing; (D) Scheduling Interim and Final Hearings and Prescribing Form and Manner of Notice; and (E) Granting Related Relief dated July 14, 1997 (the "Order to Show Cause") due notice under the circumstances of the Motion having been given by the Debtors to the thirty largest unsecured creditors of the Debtors on a combined basis, the Primed Parties and the United States Trustee for the Southern District of New York and any official committee appointed in the Cases (as hereinafter defined) and the Court having held an Interim Hearing on July 16, 1997 and the Interim Order having been entered and upon all of the pleadings filed with this Court and all of the proceedings had before this Court, and upon the record of the Hearing held on this matter on July 30, 1997 and after due deliberation and consideration and sufficient cause appearing therefor;

     IT IS, FOUND, DETERMINED, ORDERED AND ADJUDGED, that:

     1. This Court has core jurisdiction over these proceedings and the parties and property affected hereby pursuant to 28 U.S.C. ss.ss.157(b) and 1334.

     2. No other or further notice of the Motion's request for final approval of the Financing and of the Final Hearing need be provided, and any requirement for such other or further notice is hereby dispensed with and waived.


     3. Without prejudice to the rights of any other party to challenge such findings for a period of sixty days from the date of entry of the Interim Order, the Debtors admit that, in accordance with the terms of the Existing Credit Agreements, the Borrower and the Guarantors are truly and justly indebted to the Pre-Petition Secured Lenders, without defense, counterclaim, offset or recoupment of any kind, and that as of the date of the petitions herein (i) the Borrower and the Guarantors were liable to the Pre-Petition Secured Lenders in the aggregate principal amount of approximately $187,492,945, in respect of loans made and letters of credit issued by the Pre-Petition Secured Lenders pursuant to the Existing Credit Agreements, plus interest thereon, plus fees and expenses (including reasonable attorneys fees) incurred in connection therewith as provided in the Existing Credit Agreements and (ii) the Guarantors were contingently liable to the Pre-Petition Secured Lenders in respect of the guarantees by the Guarantors in respect of the Existing Agreements.

     4. Without prejudice to the rights of any other party to challenge such findings for a period of sixty days from the date of entry of the Interim Order, the Debtors further admit that, by reason of the Existing Credit Agreements, their obligations thereunder are secured by enforceable and perfected liens and security interests granted by the Borrower and the Guarantors to the
Pre-Petition Secured Lenders upon and in all of the Borrower's and the Guarantors' right, title and interest in, to and under the property of each described in the Existing Credit Agreements to which they are party (including the set-off rights described in paragraph 5 below), including, without limitation, inventory, equipment, accounts receivable, intellectual property and the capital stock of certain subsidiaries of the Borrower and the proceeds of all of the foregoing.

     5. As of the date of the petitions herein, funds on deposit at Chase and various of the other Pre-Petition Secured Lenders were subject to rights of set-off under applicable law and the Existing Agreements and, by virtue of such set-off rights, are subject to a lien in favor of such Pre-Petition Secured
Lenders pursuant to Sections 506(a) and 553 of the Code. Pursuant to the Existing Credit Agreements, such Pre-Petition Secured Lenders are obligated to share the benefit of such lien with the other Pre-Petition Secured Lenders party to such Existing Credit Agreements based upon their respective pro rata shares of the obligations under such agreements. Accordingly, any proceeds of the pre-petition collateral (including cash on deposit at the Pre-Petition Secured Lenders as of the date of the petitions herein) are cash collateral of the Pre-Petition Secured Lenders within the meaning of Section 363(a) of the Code("Cash Collateral"). The Pre-Petition Secured Lenders are entitled, pursuant to Sections 361, 363(e) and 364(d)(1) of the Code, to adequate protection of their interest in the pre-petition collateral, including the Cash Collateral, for any diminution in value of the pre-petition collateral, including, without limitation, resulting from the use of the Cash Collateral, the incurrence by the Debtors of post-petition financing secured by priming liens on the pre-petition collateral, the use, sale or lease of the pre-petition collateral (other than the Cash Collateral) and the imposition of the automatic stay.

     6. The Borrower has an immediate need to obtain financing in order to permit, among other things, the orderly continuation of the operation of its
business  and  the   businesses  of  the   Guarantors,   to  maintain   business
relationships with vendors and suppliers, to make certain strategic capital expenditures and investments and to satisfy other working capital needs. The Borrower is unable to obtain adequate unsecured credit allowable under Section 503(b)(1) of the Code as an administrative expense. A facility in the amount provided by the Financing is unavailable to the Borrower without the Borrower and the Guarantors granting to the Banks (i) pursuant to Section 364(c)(1) of the Code, allowed claims, with respect to all indebtedness and obligations of the Borrower and the Guarantors under the Credit Agreement, having priority over any and all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Code, (ii) pursuant to Section 364(c)(2) of the Code, security for such obligations by the granting of a perfected first priority senior security interest in and lien upon (x) all of the Collateral that is not encumbered by liens in favor of the Primed Parties or any other party or entity and (y) the Credit Agreement Cash Collateral, (iii) pursuant to Section 364(c)(3) of the Code, security for such obligations by the granting of a perfected junior priority security interest in and lien upon all of the Collateral (other than the Collateral that is described in clause (iv) below, as to which the security interest and lien in favor of the Agent shall be as described in such clause) that is subject to valid and perfected liens in existence on the date of the petitions herein or perfected post-petition pursuant to Section 362(b)(18) of the Code (to the extent that under State and federal law such liens are senior to the liens granted to the Agent and the Banks herein and prime existing liens) and (iv) pursuant to Section 364(d)(1) of the Code, security for such obligations by the granting of a first priority senior priming security interest in and lien upon all of the Collateral that is subject to existing liens in favor of the Primed Parties, senior in all respects to such existing liens and to any liens granted after the date of the petitions herein to provide adequate protection in respect of such liens, subject, in the cases of clauses (i) through (iv) above, to the Carve-Out, as defined herein. The ability of the Borrower and the Guarantors to obtain sufficient working capital and liquidity through the incurrence of new indebtedness for borrowed money and other financial accommodations is vital to the Borrower and the Guarantors. The preservation and maintenance of the going concern values of the Borrower and the Guarantors is integral to a successful reorganization of the Debtors pursuant to the provisions of Chapter 11 of the Code.

     7. The terms of the Financing are fair and reasonable, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duty and are supported by reasonably equivalent value and fair consideration. The Financing has been negotiated in good faith and at arm's-length between the Debtors and the Agent and any credit extended, letters of credit issued and loans made to the Debtors by the Banks pursuant to the Revolving Credit and Guaranty Agreement dated as of July ___, 1997 shall be deemed to have been extended by the Banks in good faith, as that term is used in Section 364(e) of the Code.

     8. The Documents (as defined below) are hereby approved in their entireties and the Borrower is immediately authorized to borrow or obtain letters of credit pursuant to the Credit Agreement, and the Guarantors may guaranty such borrowings, up to an aggregate of $50,000,000 (inclusive of amounts authorized pursuant to the Interim Order). Notwithstanding anything herein to the contrary, no Loans or Letters of Credit under the Credit Agreement, Cash Collateral or any portion of the Carve-Out (as defined below) may be used to object to or contest in any manner, or raise any defenses to, the validity, perfection, priority, enforceability or amount of the obligations of the Debtors under the Existing Credit Agreements or any security interests or liens securing such obligations, or to investigate (other than by professionals of an official committee during the period permitted by this order, as set forth in paragraphs 3 and 4 herein) or assert any claims or causes of action against the Pre-Petition Secured Lenders or any agent under the Existing Credit Agreements.

     9. The Debtors are expressly authorized and empowered to execute and deliver, among other documents, the Credit Agreement and the Security and Pledge Agreement to which such Debtors are party (as each such term is defined in the Credit Agreement) in substantially the forms heretofore filed with this Court (the "Documents"). The Debtors are hereby authorized to perform and do all acts that may be required in connection with the Documents. Upon execution and delivery of the Documents, the Documents shall constitute valid and binding obligations of the Debtors party thereto, enforceable against each Debtor party thereto in accordance with their terms.

     10. For all of the Debtors' obligations and indebtedness arising under the Financing and the Documents, the Agent and the Banks are granted pursuant to
Section 364(c)(1) of the Code an allowed claim having priority over any and all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Code, subject only in the event of the occurrence and continuation of an unwaived Event of Default (as defined in the Credit Agreement) or an event that would constitute an Event of Default with the giving of notice or lapse of time or both to the payment of (x) accrued and unpaid and future fees and disbursements incurred by the Debtors' professionals and any statutory committee professionals appointed in the Debtors' Chapter 11 cases (the "Cases") in an aggregate amount not in excess of $2,500,000, (y) certain indemnification claims of directors of foreign subsidiaries of Borrower in an amount not to exceed $500,000, all as more fully described in the Credit Agreement, and (z) fees pursuant to 28 U.S.C. ss.1930 (collectively, the "Carve-Out"), provided that (i) following the Termination Date (as defined in the Credit Agreement) amounts in the Letter of Credit Account shall not be subject to the Carve-Out and (ii) the Carve-Out shall not include any professional fees or disbursements incurred in connection with investigating or asserting any claims or causes of action against the Banks, the Pre-Petition Secured Lenders, the Agent or the agent under the Existing Credit Agreements (including discovery proceedings in anticipation thereof) and/or investigating or challenging the validity, perfection, priority, enforceability, avoidance, extent or amount of any security interest, lien or claim of the Pre-Petition Secured Lenders or the agent under the Existing Credit Agreements (provided that an investigation by professionals of a single statutory committee with respect to the validity, perfection, priority, enforceability, avoidance, extent or amount of any security interest, lien or claim of the Pre-Petition Secured Lenders or the Agent under the Existing Credit Agreements during the period permitted by this Order, as set forth in paragraphs 3 and 4 herein is covered by the Carve-Out). No other claim having a priority superior or pari passu with that granted by this Order to the Agent and the Banks shall be granted while any portion of the Financing or the commitment thereunder remains outstanding.

     11. Debtors shall be permitted to pay administrative expenses allowed and payable under Sections 330 and 331 of the Code, as the same may be due and payable, and so long as an unwaived Event of Default or an event with the giving of notice or lapse of time or both would constitute an Event of Default shall not have occurred, such payments shall not be applied against the Carve-Out. Except to the extent of the Carve-Out, no expenses of administration of the Cases or any future proceeding or case which may result therefrom, including liquidation in bankruptcy or other proceedings under the Code, shall be charged against the Collateral, pursuant to Section 506(c) of the Code or otherwise, without the prior written consent of the Agent and the Required Banks referred to in the Credit Agreement granted pursuant to the Credit Agreement and no such consent shall be implied from any other action, inaction, or acquiescence by the Agent or the Banks.

     12. As security for all of the Debtors' obligations and indebtedness arising under the Financing and the Documents, the Agent on behalf of the Banks is hereby granted (effective immediately and without the necessity of the execution by the Debtors of mortgages, security agreements or otherwise), (x) pursuant to Section 364(c)(2) of the Code, a perfected first priority senior security interest in and lien upon all unencumbered Collateral and on the Credit Agreement Cash Collateral, (y) pursuant to Section 364(c)(3) of the Code, a perfected junior priority security interest in and lien upon encumbered Collateral (other than the Collateral described in clause (z) below, as to which the security interest and lien in favor of the Agent will be as described in such clause) that is subject to valid and perfected liens in existence on the date of the petitions herein or which are perfected post-petition pursuant to
Section 362(b)(18) of the Code and (z) pursuant to Section 364(d)(1) of the Code, a perfected first priority senior priming security interest in and lien upon all of the Collateral that is subject to existing liens in favor of the Primed Parties, such security interests and liens being senior in all respects to any and all present and future liens, if any, which encumber the Collateral referred to in this clause (z) and any liens granted after the filing of the petitions to provide adequate protection in respect of such existing liens, in each case subject only to the Carve-Out, provided that following the Termination Date (as defined in the Credit Agreement) amounts in the Letter of Credit Account shall not be subject to the Carve-Out. The security interests and liens granted to the Agent on behalf of the Banks hereunder shall not be (i) subject to any lien or security interest which is avoided and preserved for the benefit of the Debtors' estates under Section 551 of the Code or (ii) subordinated to or made pari passu with any other lien or security interest under Section 364(d) of the Code or otherwise.

     13. Debtors are hereby authorized to use all Cash Collateral of the Primed Parties, provided that the Primed Parties are granted adequate protection as hereinafter set forth and as set forth in the Credit Agreement.

     14. As adequate protection for (x) the use by the Debtors of Cash Collateral and any other property upon which security interests and liens have been previously granted by the Debtors to the Pre-Petition Secured Lenders and
(y) the priming of such security interests and liens by the Banks pursuant to the Financing and this Order, the Pre-Petition Secured Lenders (A) shall receive from the Debtors cash payments in an amount that is equal to current interest payments and letter of credit fees at the applicable non-default rates provided for under the Existing Credit Agreements (including any unreimbursed drawn amounts under letters of credit issued pursuant to any of the Existing Credit Agreements) and on the dates specified therein for the payment of interest (B) are granted (limited in amount to the aggregate diminution, if any, subsequent to the commencement of the Cases in the value of the interests of the Pre-Petition Secured Lenders in the pre-petition Collateral resulting from such utilization and priming), a replacement security interest in and lien upon all the Collateral, subject and subordinate to (i) pre-existing liens (other than liens being primed by this Order), (ii) the security interests and liens granted to the Banks in this Order and pursuant to the Documents, and (iii) the Carve-Out, (C) are granted a priority claim pursuant to Section 507(b) of the Code (limited in amount to the aggregate diminution, if any, subsequent to the commencement of the Cases in the value of the interests of Pre-Petition Secured Lenders in the pre-petition Collateral resulting from such utilization and priming), subject and subordinate to the Carve-Out and (D) shall receive reimbursement on a monthly basis of reasonable expenses incurred by the agent for the Pre-Petition Secured Lenders (including reasonable attorneys fees) prior to and after the date of these Cases in connection with the administration of the Existing Credit Agreements, collection efforts and enforcement of rights under the Existing Credit Agreements.

     15. As adequate protection for (x) the use by the Debtors of Cash Collateral and any other property upon which security interests and liens have been previously granted by the Debtors to each of the Vendors pursuant to the Vendor Agreements and (y) the priming of such security interests and liens by the Banks pursuant to the Financing and this Order, each of the Vendors (A) is granted (limited in amount to the aggregate diminution, if any, subsequent to the commencement of the Cases in the value of the interests of such Vendor in the pre-petition Collateral resulting from such utilization and priming) a replacement security interest in and lien upon the inventory of such Vendor held by any Debtor who granted such Vendor such pre-petition security interests and liens and all other non-inventory assets of the Borrower and the Guarantors, subject and subordinate to (i) pre-existing liens (other than liens being primed by this Order), (ii) the security interests and liens granted to the Banks in this Order and pursuant to the Documents, (iii) the security interests and liens granted to the Pre-Petition Secured Lenders in this Order, and (iv) the Carve-Out, (B) is granted a priority claim pursuant to Section 507(b) of the Code (limited in amount to the aggregate diminution, if any, subsequent to the commencement of the Cases in the value of the interests of each of the Vendors in the pre-petition Collateral resulting from such utilization and priming), subject and subordinate to the Carve-out and to the priority claim granted to the Pre-Petition Secured Lenders and (C) reimbursement on a monthly basis of reasonable legal fees and expenses incurred jointly by the Vendors for a single counsel for such Vendors after the date of these Cases in connection with the collection efforts and enforcement of their respective rights in connection with amounts owing to such Vendors.

     16. The Court finds that the adequate protection provided herein is reasonable and sufficient to protect the interests of the Primed Parties and so long as there are any borrowings or Letters of Credit outstanding, or the Commitment is in effect, the Primed Parties shall not take any action in the Court or otherwise (i) seeking payment of the obligations under the Existing Agreements or other agreements or (ii) related to enforcement of rights or remedies with respect to liens on the assets of the Borrower and Guarantors.

     17. The Agent, the Banks, and the Primed Parties granted security interests and liens hereunder shall not be required to file or record financing statements, mortgages, notices of lien or similar instruments in any jurisdiction (including, without limitation, with the United States Patent and Trademark Office or the United States Copyright Office) or take any other action in order to validate and perfect the security interests and liens granted to them pursuant to this Order. If the Agent, the Banks or any of the Primed Parties shall, in their sole discretion, choose to file such financing statements, mortgages, notices of lien or similar instruments or otherwise confirm perfection of such security interests and liens, all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of this Order. The Primed Parties shall not file such financing statements, mortgages, notices of lien or similar instruments, or otherwise confirm perfection of such security interests and liens, unless the Agent and the Banks shall theretofore have done so.

     18. Upon request of the Agent, the Primed Parties are directed to take, execute and deliver such instruments and do all things necessary to perfect, preserve and enforce the security interests and liens granted to the Agent for the benefit of the Banks by the Documents and this Order including without limitation, delivery to the Agent of any capital stock of the Borrower or Guarantors held in pledge by the Primed Parties.

     19. The Pre-Petition Secured Lenders are directed to immediately turn over to the Debtors all Cash Collateral held by them.

     20. Each of the Debtors is authorized and directed to do and perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the execution of security agreements, mortgages and financing statements) and, to pay fees, which may be reasonably required or necessary for the Debtors' performance under the Financing, including, without limitation: (i) the execution of the Documents, (ii) the execution of one or more amendments to the Credit Agreement for, among other things, the purpose of adding additional financial institutions as Banks and reallocating the commitments for the Financing among the Banks in such form as the Debtors, the Agent and the Banks may agree, and (iii) the non-refundable payment to Chase or the Banks, as the case may be, of the Fees referred to in the Credit Agreement and such Letter of Credit Fees, Commitment Fees and reasonable costs and expenses as may be due from time to time including, without limitation, reasonable attorneys' fees and disbursements as provided in the Documents, all as such terms are defined in the Documents.

     21. Subject only to the provisions of Section 7.1 of the Credit Agreement, the automatic stay provisions of Section 362 of the Code are vacated and modified to the extent necessary so as to permit the Agent and the Banks to exercise, upon the occurrence of an Event of Default, all rights and remedies provided for in the Documents (including, without limitation, the right to setoff monies of the Debtors in accounts maintained with the Agent or any Bank). The Debtors' right to use Cash Collateral shall terminate on the Termination Date (as defined in the Credit Agreement).

     22. The Documents and the provisions of this Order shall be binding upon the Banks, the Primed Parties and the Debtors and their respective successors and assigns (including any Chapter 7 or Chapter 11 trustee hereinafter appointed or elected for the estate of any of the Debtors) and inure to the benefit of the Banks, the Primed Parties and the Debtors and (except with respect to any trustee hereinafter appointed or elected for the estate of any of the Debtors) their respective successors and assigns.

     23. No order dismissing any of the Cases under Section 1112 of the Code or otherwise shall be entered unless prior to the entry thereof, either (i) all obligations and indebtedness owing to the Agent and the Banks shall have been paid in full, or with respect to outstanding letters of credit, the same shall have been fully cash collateralized in accordance with the provisions of the Credit Agreement or (ii) all material assets of the Debtors shall have been
liquidated  and  the  proceeds  thereof   distributed  in  accordance  with  the
priorities established by this Order and the Code. If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed, such reversal, stay, modification or vacation shall not affect (x) the validity and enforceability of any obligation, indebtedness or liability incurred by the Debtors to the Banks prior to written notice to the Agent of the effective date of such reversal, stay, modification or vacation, or (y) the validity and enforceability of any security interest, lien or priority authorized or created hereby or pursuant to the Credit Agreement. Notwithstanding any such reversal, stay, modification or vacation, any indebtedness, obligation or liability incurred by the Debtors to the Banks prior to written notice to the Agent of the effective date of such reversal, stay, modification or vacation shall be governed in all respects by the original provisions of this Order, and the Banks shall be entitled to all the rights, remedies, privileges and benefits, granted herein and pursuant to the Credit Agreement with respect to all such indebtedness, obligation or liability. The obligations of the Debtors under the Financing shall not be discharged by the entry of an order confirming a plan of reorganization in any of the Cases and, pursuant to Section 1141(d)(4) of the Code, the Debtors have waived such discharge.

Dated:  July ___, 1997

                                           -------------------------------
                                            UNITED STATES BANKRUPTCY JUDGE

                                                         EXHIBIT B

                          SECURITY AND PLEDGE AGREEMENT

         SECURITY AND PLEDGE AGREEMENT (the "Agreement"), dated as of July 17, 1997, by and between ALLIANCE ENTERTAINMENT CORP., a Delaware corporation (the "Borrower"), and each of the subsidiaries of the Borrower party hereto (collectively with the Borrower, the "Grantors"), each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, and THE CHASE MANHATTAN BANK, as agent (in such capacity, the "Agent") for the banks (the "Banks") party to the Credit Agreement (as hereinafter defined):

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Agent, the Banks and the Grantors are entering into a Revolving Credit and Guaranty Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the "Credit Agreement"); and

         WHEREAS, unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined; and

         WHEREAS, it is a condition precedent to the making of Loans and the issuance of Letters of Credit that the Grantors shall have granted a security interest, pledge and lien on substantially all of the Grantors' assets and properties and the proceeds thereof pursuant to Sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code; and

         WHEREAS, the grant of such security interest, pledge and lien has been authorized pursuant to Section 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code by the Interim Order and, after the entry thereof, will have been so authorized by the Final Order (collectively, the "Order"); and

         WHEREAS, to supplement the Order without in any way diminishing or limiting the effect of the Order or the security interests, pledges and liens granted thereunder, the parties hereto desire to more fully set forth their respective rights in connection with such security interests, pledges and liens; and

         WHEREAS, this Agreement has been approved by the Order;

         NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make Loans and issue Letters of Credit, the Grantors hereby agree with the Banks as follows:

     SECTION 1. Grant of Security and Pledge. Each of the Grantors hereby transfers, grants, bargains, sells, conveys, hypothecates, assigns, pledges and sets over to the Agent for its benefit and the ratable benefit of the Banks and hereby grants to the Agent for its benefit and the ratable benefit of the Banks, a perfected pledge and security interest in all of the Grantors' right, title and interest in and to the following (the "Collateral"), which pledge and security interest shall be (x) junior to the Permitted Senior Liens hereinafter referred to and (y) subject to the Carve-Out:

     (a) all present and future accounts, accounts receivable and other rights of each of the Grantors to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, the "Accounts");

     (b) all goods and merchandise now owned or hereafter acquired by each of the Grantors wherever located, whether in the possession of a Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise consisting of whole goods, components, supplies, materials, or consigned, returned or repossessed goods) which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which are raw materials, work-in-process, finished goods or materials used or consumed in such Grantor's business or processed by or on behalf of any Grantor (collectively, the "Inventory");

     (c) all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, vessels, aircraft and all other goods of every type and description (other than Inventory), in each instance whether now owned or hereafter acquired by each of the Grantors and wherever located (collectively, the "Equipment");

     (d) all works of art now owned or hereafter acquired by each of the Grantors, including, without limitation, paintings, sketches, drawings, prints, sculptures, crafts, tapestries, porcelain, carvings, artifacts, renderings and designs;

     (e) all rights, interests, choses in action, causes of action, claims and all other intangible property of each of the Grantors of every kind and nature (other than Accounts, Trademarks, Patents and Copyrights), in each instance whether now owned or hereafter acquired by such Grantor, including, without limitation, all general intangibles; all corporate and other business records; all loans, royalties, and other obligations receivable; all inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, licenses, franchises, customer lists, credit files, correspondence, and advertising materials; all customer and supplier contracts, firm sale orders, rights under license and franchise agreements (including all license agreements with any other Person in connection with any of the Trademarks or such other Person's names or marks, whether such Grantor is a licensor or licensee under any such license agreement), and other contracts and contract rights; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all payments due or made to each of the Grantors in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all deposit accounts (general or special) with any bank or other financial institution; all credits with and other claims against carriers and shippers; all rights to indemnification; all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which each of the Grantors is beneficiary; and all letters of credit, guaranties, liens, security interest and other security held by or granted to each of the Grantors; and all other intangible property, whether or not similar to the foregoing (collectively, the "General Intangibles");

     (f) all chattel paper, all instruments, all notes and debt instruments and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of lading, warehouse receipts and other documents of title and documents, in each instance whether now owned or hereafter acquired by each of the Grantors;

     (g) all property or interests in property now or hereafter acquired by each of the Grantors which may be owned or hereafter may come into the possession, custody or control of the Agent or any agent or affiliate of the Agent in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), and all rights and interests of each of the Grantors, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credits, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money (including all cash and cash equivalents held in the Letter of Credit Account (as defined and referred to in the Credit Agreement)); (iii) proceeds of loans, including, without limitation, Loans made under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof;

     (h) all trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof, all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 3 annexed hereto and made a part hereof, and all reissues, extensions or renewals thereof and all licenses thereof together, in each case, with the goodwill of the business connected with the use of, and symbolized by each such trademark, service mark, trade name and trade style (all of the foregoing being herein referred to as the "Trademarks");

     (i) all letters patent of the United States or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 4 annexed hereto and made apart hereof, and (ii) all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof (all of the foregoing being herein referred to as the "Patents");

     (j) all copyrights of the United States, or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof, all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 5 hereto and all renewals and extensions thereof and all licenses thereof (all of the foregoing being herein referred to as the "Copyrights");

     (k) all  books,  records,  ledger  cards  and  other  property  at any time
evidencing  or  relating  to  the  Accounts,   Equipment,  General  Intangibles,
Trademarks, Patents or Copyrights;

     (l) (i) all the shares of capital stock owned by each Grantor, as applicable, listed on Part I of Schedule 6 hereto of the issuers listed thereon (individually, an "Issuer", and collectively, the "Issuers") and all shares of capital stock of any Issuer obtained in the future by such Grantor and the certificates representing or evidencing all such shares (the "Pledged Shares");
(ii) all other property which may be delivered to and held by the Agent in respect of the Pledged Shares pursuant to the terms hereof; (iii) subject to
Section 9 below, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (i) and (ii) above; and (iv) subject to Section 9 below, all rights and privileges of each Grantor, as applicable, with respect to the securities and other property referred to in clauses (i), (ii) and (iii)(the items referred to in clauses (i) through (iv) being collectively referred to as the "Pledged Collateral");

     (m) all other personal property of each of the Grantors, whether tangible or intangible, and whether now owned or hereafter acquired; and

     (n) all proceeds and products of any of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

     As used herein, the term "Permitted Senior Liens" shall mean (i) valid and perfected Liens existing on the Filing Date, including Liens perfected thereafter pursuant to Section 362(b)(18) of the Bankruptcy Code but excluding Liens granted pursuant to the Existing Agreements or Liens in favor of certain of the Grantors' pre-petition vendors set forth on Schedule 3.6 to the Credit Agreement, (ii) the Carve-Out and (iii) payments under Section 6.7(iii) of the Credit Agreement. The Collateral shall not include goods consigned to any Grantor.

     SECTION 2. Security for Obligations. This Agreement and the Collateral secure the payment of all obligations of each of the Grantors, now or hereafter existing, under the Credit Agreement, in each case, which are being "primed" pursuant to the terms of the Credit Agreement and the Order the Notes and the other Loan Documents, whether for principal, interest, fees, expenses or otherwise, and all obligations of each of the Grantors now or hereafter existing under or in respect of this Agreement (all such obligations of the Grantor being herein called the "Obligations").

     SECTION 3. Delivery of Pledged Collateral; Other Action. The Grantors shall deliver all certificates or instruments representing or evidencing the Pledged Collateral to the Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right (for the ratable benefit of the Banks), at any time in its discretion and without notice to the Grantors, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Collateral. To the extent that the certificates or instruments representing or evidencing the Pledged Collateral have heretofore been delivered in pledge pursuant to the Existing Agreements, each of the Pledgors hereby agree and acknowledge that the Pledged Collateral is now being held in pledge by the Agent pursuant to this Agreement as security for the Obligations, subject to the terms of the Order.

     SECTION 4. Representations and Warranties. Each Grantor, jointly and severally, represents and warrants as follows:

     (a) All of the Inventory and/or Equipment is located at the places specified in Schedule 1 hereto. The chief places of business and chief executive offices of each of the Grantors and the offices where each Grantor keeps its records concerning any Accounts and all originals of all chattel paper which evidence any Account are located at the places specified in Schedule 2 hereto. All trade names under which each of the Grantors have sold and will sell Inventory are listed on Schedule 3 hereto.

     (b) Each of the Grantors owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement and except as permitted under Section 6.1 of the Credit Agreement and except as described on Schedule 6. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except (x) such as may have been filed in favor of the Agent relating to this Agreement and (y) in favor of any holder of a Lien permitted under Section 6.1 of the Credit Agreement.

     (c) As of the Filing Date, no Grantor owns any material Trademarks, Patents or Copyrights or has any material Trademarks, Patents or Copyrights registered in, or the subject of pending applications in, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, other than those described in Schedules 3, 4 and 5 hereto. The registrations for the Collateral disclosed on such Schedules 3, 4 and 5 hereto are valid and subsisting and in full force and effect. None of the material Patents or Copyrights have been abandoned or dedicated.

     (d) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (e) Each Grantor, as the case may be, is the legal and beneficial owner of the Pledged Collateral described on Schedule 6 free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest created by this Agreement and the Orders and except as disclosed on Schedule 6.

     (f) Except as  disclosed  on Schedule 6, the Pledged  Shares  described  in
Section 1(l) hereof constitute all of the issued and outstanding shares of stock of each of the Issuers and no Issuer is under any contractual obligation to issue any additional shares of stock or any other securities, rights or indebtedness.

     (g) Except for the Order, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant and pledge by each of the Grantors of the security interests granted hereby or for the execution, delivery or performance of this Agreement by each of the Grantors or (ii) for the perfection of the security interests or the exercise by the Agent of its rights and remedies hereunder.

     SECTION 5. Further Assurances.

     (a) Each of the Grantors agrees that from time to time, at the expense of the Grantors, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, and without further order of the Bankruptcy Court, each of the Grantors will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

     (b) Each grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law.

     (c) Each Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

     SECTION 6. As to Equipment and Inventory. Each Grantor shall:

     (a) Keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places specified therefor in Schedule 1 hereto or, upon 30 days' prior written notice to the Agent, at other places in jurisdictions where all action required by Section 5 shall have been taken to assure the continuation of the perfection of the security interest of the Agent (for its benefit and the ratable benefit of the Banks) with respect to the Equipment and Inventory.

     (b) Maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment, and make or cause to be made all appropriate repairs, renewals and replacements thereof, to the extent not obsolete and consistent with past practice of such Grantor, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or reasonably desirable to such end, except where the failure to do any of the foregoing would not result in a material adverse effect on the assets, properties or condition (financial or otherwise) of the Grantors, taken as a whole.

     (c) Until satisfaction in full of the Obligations, at any time when an Event of Default has occurred and is continuing: (i) each Grantor will perform any and all reasonable actions requested by the Agent to enforce the Agent's security interest in the Inventory and all of the Agent's rights hereunder, such as leasing warehouses to the Agent or its designee, placing and maintaining signs, appointing custodians, transferring Inventory to warehouses, and delivering to the Agent warehouse receipts and documents of title in the Agent's name; (ii) if any Inventory is in the possession or control of any of the Grantors' agents, contractors or processors or any other third party, each such Grantor will notify the Agent thereof and will notify such agents, contractors or processors or third party of the Agent's security interest therein and, upon request, instruct them to hold all such Inventory for the Agent and such Grantor's account, as their interests may appear, and subject to the Agent's instructions; (iii) the Agent shall have the right to hold all Inventory subject to the security interest granted hereunder; and (iv) the Agent shall have the right to take possession of the Inventory or any part thereof and to maintain such possession on such Grantor's premises or to remove any or all of the Inventory to such other place or places as the Agent desires in its sole discretion. If the Agent exercises its right to take possession of the Inventory, such Grantor, upon the Agent's demand, will assemble the Inventory and make it available to the Agent at such Grantor's premises at which it is located.

     SECTION 7. As to Accounts.

     (a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts, and the offices where it keeps all originals of all chattel paper which evidence Accounts, at the location therefor specified in Section 4(a) or, upon 30 days' prior written notice to the Agent, at such other locations in a jurisdiction where all actions required by Section 5 shall have been taken with respect to the Accounts. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of the Agent, at any time during normal business hours, to inspect and make abstracts from such records and chattel paper in accordance with Section 5.7 of the Credit Agreement.

     (b) Except as otherwise provided in this subsection (b), each Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to such Grantor under the Accounts and, prior to the occurrence of an Event of Default, such Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, the Grantors may, upon the occurrence and during the continuation of an Event of Default, take (and at the direction of the Agent shall take) such action as the Grantors or the Agent may reasonably deem necessary or advisable to enforce collection of the Accounts; provided, that upon written notice by the Agent to any Grantor, following the occurrence and during the continuation of an Event of Default, of its intention so to do, the Agent shall have the right to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice referred to in the proviso to the preceding sentence,
(i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Agent (for the ratable benefit of the Banks) hereunder, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) released to the Grantors if such Event of Default shall have been cured or waived or (B) if such Event of Default shall be continuing, applied as provided by Section 15, and (ii) the Grantors shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

     SECTION 8. As to Trademarks, Patents and Copyrights.

     (a) Each Grantor shall, either itself or through licensees, continue to use the Trademarks as each is currently used in the Grantor's business in order to maintain the Trademarks in full force free from any claim of abandonment for nonuse and each such Grantor will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated, unless such failure to use a Trademark is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operation or properties of the Grantors taken as a whole.

     (b) No Grantor will do any act, or omit to do any act, whereby the Patents or Copyrights may become abandoned or dedicated and each such Grantor shall notify the Agent immediately if it knows of any reason or has reason to know that any application or registration may become abandoned or dedicated, unless such abandonment or dedication is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operations or properties of the Grantors taken as a whole.

     (c) No Grantor will, either itself or through any agent, employee, licensee or designee, (i) file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof or
(ii) file any assignment of any patent or trademark, which such Grantor may acquire from a third party, with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless such Grantor shall, within 30 days after the date of such filing, notify the Agent thereof, and, upon request of the Agent, execute and deliver any and all assignments, agreements, instruments, documents and papers as the Agent may request to evidence the Agent's interest in such Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby constitutes the Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all lawful acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full.

     (d) Each Grantor will take all necessary steps in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain each application and registration of all material Trademarks, Patents and Copyrights, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

     (e) Each Grantor will, without further order of the Bankruptcy Court, perform all acts and execute and deliver all further instruments and documents, including, without limitation, assignments for security in form suitable for filing with the United States Patent and Trademark Office, and the United States Copyright Office, respectively, reasonably requested by the Agent at any time to evidence, perfect, maintain, record and enforce the Agent's interest in all material Trademarks, Patents and Copyrights or otherwise in furtherance of the provisions of this Agreement, and each Grantor hereby authorizes the Agent to execute and file one or more accurate financing statements (and similar documents) or copies thereof or of this Security Agreement with respect to material Patents, Trademarks and Copyrights signed only by the Agent.

     (f) Each Grantor will, upon acquiring knowledge of any use by any person of any term or design likely to cause confusion with any material Trademark, promptly notify the Agent of such use, and if requested by the Agent, shall join with the Agent, at such Grantor's expense, in such action as the Agent, in its reasonable discretion, may deem advisable for the protection of the Agent's interest in and to the Trademarks.

     SECTION 9. As to the Pledged Collateral; Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:SECTION 9. As to the Pledged Collateral; Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing\:

     (i) the Grantors (as applicable) shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement provided, that such Grantors shall not exercise or shall refrain from exercising any such right if, in the Agent's reasonable judgment, such action would result in a breach of the Credit Agreement;

     (ii) notwithstanding the provisions of Section 1 hereof, such Grantors shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Shares ; provided, that any and all

     (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Shares, and

     (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

     (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Shares;

shall be, and shall be forthwith delivered to the Agent to hold as, Pledged Collateral and shall, if received by any of the Grantors, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

     (iii) the Agent shall execute and deliver (or cause to be executed and delivered) to the Grantors (as applicable) all such proxies and other instruments as the Grantors (as applicable) may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph
(ii) above;

     (b) Upon the occurrence and during the continuance of an Event of Default:

     (i) upon written notice from the Agent to the Grantors (as applicable) to such effect, all rights of such Grantors (as applicable) to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 9(a)(i) and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral any such dividends; and

     (ii) all dividends which are received by such Grantors contrary to the provisions of paragraph (i) of this Section 9(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

     SECTION 10. Insurance. Each Grantor shall, at its own expense, maintain insurance with respect to the Inventory and Equipment in such amounts, against such risks, in such form and with such insurers, as is provided for in Section
5.3 of the Credit Agreement. Following an Event of Default and during its continuance, each Grantor shall, at the request of the Agent, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

     Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Inventory and Equipment shall be held, applied and paid to the Agent as specified in Section 15 hereof.

     SECTION 11. Transfers to Others; Liens; Additional Shares. Each Grantor shall not:

     (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for dispositions otherwise permitted by the Credit Agreement.

     (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure any obligation of any person or entity, except for the security interest created by this Agreement and the Order, or except as otherwise permitted by the Credit Agreement.

     (c) Each of the Grantors (as applicable) agrees that it will (i) cause each of the Issuers that are wholly-owned Subsidiaries not to issue any stock or other securities in addition to or substitution for the Pledged Shares issued by such Issuer, except to the respective Grantor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all such additional shares of stock or other securities of each Issuer of the Pledged Shares.

     SECTION  12.  Agent   Appointed   Attorney-in-Fact.   Each  Grantor  hereby
irrevocably appoints the Agent such Grantor's attorney-in-fact (which appointment shall be irrevocable and deemed coupled with an interest), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Agent's discretion, upon and during the occurrence and continuation of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

     (i) to obtain and adjust insurance required to be paid to the Agent pursuant to Section 10,

     (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

     (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above,

     (iv) to receive, endorse and collect all instruments made payable to the Grantors representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, and

     (v) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

     SECTION 13. Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantors under Section 16(b).

     SECTION 14. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest and the interests of the Banks in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, including, without limitation, ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters.

     SECTION 15. Remedies. If any Event of Default shall have occurred and be continuing, and subject to the provisions of Section 7 of the Credit Agreement:

     (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, and without application to or order of the Bankruptcy Court, all the rights and remedies of a secured party on default under the Uniform Commercial Code and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of such sale shall be required by law, at least ten days' notice to the Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) The Agent may instruct the Grantors not to make any further use of the Patents, Copyrights or Trademarks or any mark similar thereto for any purpose.

     (c) The Agent may license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Trademarks, Patents or Copyrights throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine.

     (d)  The  Agent  may  (without   assuming  any   obligations  or  liability
thereunder), at any time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Grantors in, to and under any one or more license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof, and each of the Grantors hereby releases the Agent from, and agrees to hold the Agent free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement.

     (e) In the event of any such license, assignment, sale or other disposition of the Collateral, or any of it, each Grantor shall supply its know-how and expertise relating to the manufacture and sale of the products bearing or in connection with the Trademarks, Patents or Copyrights, and its customer lists and other records relating to the Trademarks, Patents or Copyrights and to the distribution of said products, to the Agent or its designee.

     (f) In order to implement the assignment, sale or other disposal of any of the Trademarks, Patents or Copyrights, the Agent may, at any time, pursuant to the authority granted in Section 12 hereof, execute and deliver on behalf of the Grantors, one or more instruments of assignment of the Trademarks, Patents or Copyrights (or any application of registration thereof), in form suitable for filing, recording or registration in any country.

     (g) All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 16) in whole or in part against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

     (h) If at any time when the Agent shall determine to exercise its right to sell all or any part of the Pledged Collateral pursuant to this Section 15, such Pledged Collateral or the part thereof to be sold shall not be effectively registered under the Securities Act of 1933, as amended, and as from time to time in effect, and the rules and regulations thereunder (the "Securities Act"), the Agent is hereby expressly authorized to sell such Pledged Collateral or such part thereof by private sale in such manner and under such circumstances as the Agent may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Agent, in compliance with applicable securities laws, (a) to the extent permitted by applicable law, may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or such part thereof shall have been filed under such Securities Act, (b) may approach and negotiate with a restricted number of potential purchasers to effect such sale and (c) may restrict such sale to purchasers as to their number, nature of business and investment intention including without limitation to purchasers each of whom will represent and agree to the satisfaction of the Agent that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral, or part thereof, it being understood that the Agent may cause or require each Grantor, and each Grantor hereby agrees upon the written request of the Agent, to cause (i) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the Pledged Collateral represented thereby have not been registered under the
Securities  Act  and  setting  forth  or  referring  to   restrictions   on  the
transferability of such securities; and (ii) the issuance of stop transfer instructions to such Issuer's transfer agent, if any, with respect to the Pledged Collateral, or, if such Issuer transfers its own securities, a notation in the appropriate records of such Issuer. In the event of any such sale, each Grantor does hereby consent and agree that the Agent shall incur no responsibility  or  liability  for  selling  all or  any  part  of  the  Pledged
Collateral at a price which the Agent may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration as aforesaid.

     SECTION 16. Indemnity and Expenses.

     (a) Each Grantor, jointly and severally, agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities directly arising from the Agent's own gross negligence, willful misconduct or bad faith.

     (b) The Grantors will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure by any of the Grantors to perform or observe any of the provisions hereof.

     (c) The Grantors assume all responsibility and liability arising from the use of the Trademarks, Patents and Copyrights, and the Grantors hereby, jointly and severally, indemnify and hold the Agent harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees) arising out of any alleged defect in any product manufactured, promoted or sold by any of the Grantors in connection with any Trademark or out of the manufacture, promotion, labeling, sale or advertisement of any such product by any of the Grantors except as the same may have resulted from the gross negligence, willful misconduct or bad faith of the Agent.

     (d) Each of the Grantors agree that the Agent does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by any of the Grantors, and except as the same may have resulted from the gross negligence or willful misconduct of the Agent, each of the Grantors hereby jointly and severally agree to indemnify and hold the Agent harmless with respect to any and all claims by any person relating thereto.

     SECTION 17. Security Interest Absolute. All rights of the Agent and security interests hereunder, and all obligations of each of the Grantors hereunder, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, any guarantor or other obligor in respect of the Obligations.

     SECTION 18. Amendments; Etc. No amendment or waiver of any provision of this Agreement, nor any consent to any departure by any of the Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 19. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and shall be given in accordance with the applicable provisions of the Credit Agreement.

     SECTION 20. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon each of the Grantors, their successors and assigns and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each of the Banks and their respective successors, transferees and assigns. Upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors subject to any existing liens, security interests or encumbrances on such Collateral. Upon any such termination, the Agent will, at the Grantor's expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

     SECTION 21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York and by Federal law (including, without limitation, the Bankruptcy Code) to the extent the same has pre-empted the law of the State of New York or such other jurisdiction.

     SECTION 22. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     IN WITNESS WHEREOF, each of the Grantors and the Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

GRANTORS:

ALLIANCE ENTERTAINMENT CORP.
CONCORD RECORDS, INC.
INDEPENDENT NATIONAL DISTRIBUTORS, INC.
AEC ONE STOP GROUP, INC.
PASSPORT MUSIC DISTRIBUTION, INC.
FL ACQUISITION CORP.
ALLIANCE VENTURES, INC.
EXECUSOFT, INC.
AEC ACQUISITION CORP.
CASTLE COMMUNICATIONS (U.S.), INC.
PASSPORT MUSIC WORLDWIDE, INC.
AEC AMERICAS, INC.
A.E. LAND CORP.
ONE WAY RECORDS, INC.
MATRIX SOFTWARE, INC.

By:
   -------------------------------
   Title:   Vice President
            of each of the foregoing

RED ANT BOX, INC.*
RED ANT HOLDINGS, INC.*
BLACK ANT MUSIC, INC.*
ARMY ANT MUSIC, INC.*
VELVET ANT MUSIC, INC.*
RED ANT MUSIC, INC.*


By:
   -------------------------------
   Title: Chief Executive Officer
          of each of the foregoing

RED ANT LLC*
By: Red Ant Box, Inc., its managing
       member

By:
   -------------------------------
   Title: Chief Executive Officer

THE CHASE MANHATTAN BANK,
   as Agent


By:
   -----------------------------
   Title:
270 Park Avenue
New York, New York 10017